As filed with the Securities and Exchange Commission on April 2, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AURORA CANNABIS INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2833	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

Suite 500 – 10355 Jasper Avenue

Edmonton, Alberta T5J 1Y6

Canada

(604) 362-5207

(Address and telephone number of Registrant’s principal executive offices)

CORPORATION SERVICE COMPANY

251 Little Falls Drive

County of New Castle

Wilmington, Delaware 19808

1 (800) 927-9800

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Cory Kent McMillan LLP Royal Centre, Suite 1500 1055 West Georgia Street, PO Box 11117 Vancouver, British Columbia V6E 4N7 Canada (604) 691-7446	Glen Ibbott Chief Financial Officer Aurora Cannabis Inc. Suite 500 – 10355 Jasper Avenue Edmonton, Alberta T5J 1Y6 Canada (604) 362-5207	Martin Glass Jenner & Block LLP 919 Third Avenue New York, NY 10022 USA (212) 891-1672

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check appropriate box below)

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares
Warrants
Options
Subscription Receipts
Debt Securities
Units
Total		$750,000,000.00	$90,900.00

(1)

There are being registered under this registration statement such indeterminate number of common shares, warrants, options, subscription receipts and debt securities of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed $750,000,000.00. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED APRIL 2, 2019

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 2, 2019

AURORA CANNABIS INC.

US$750,000,000

Common Shares

Warrants

Options

Subscription Receipts

Debt Securities

Units

This short form base shelf prospectus (the “Prospectus”) relates to the offering for sale of common shares (the “Common Shares”), warrants (the “Warrants”), options (the “Options”), subscription receipts (the “Subscription Receipts”), debt securities (the “Debt Securities”), or any combination of such securities (the “Units”) (all of the foregoing, collectively, the “Securities”) by Aurora Cannabis Inc. (the “Company” or “Aurora”) from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to US$750,000,000. The Securities may be offered in amounts and at prices to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “The Selling Securityholders”.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and may not be comparable to financial statements of United States companies. Our financial statements are audited in accordance with Canadian generally accepted auditing standards.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, that all of the experts named in the registration statement are not residents of the United States, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SEC PASSED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Investing in Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and any Prospectus Supplement and consider such risks in connection with an investment in such Securities. See “Risk Factors”.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The specific terms of the Securities with respect to a particular offering will be set out in one or more Prospectus Supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Warrants or Options, the number of Warrants or Options offered, the offering price, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants or Options, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants or Options are issued and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the offering price, the procedures for the exchange of the Subscription Receipts for Common Shares or Warrants, as the case may be, and any other specific terms; (iv) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption, any exchange or conversion terms, whether the debt is senior, senior subordinated or subordinated, whether the debt is secured or unsecured and any other terms specific to the Debt Securities being offered; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Subscription Receipts or Debt Securities comprising the Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

In addition, the Debt Securities that may be offered may be guaranteed by certain direct and indirect subsidiaries of Aurora with respect to the payment of the principal, premium, if any, and interest on the Debt Securities. The Company expects that any guarantee provided in respect of senior Debt Securities would constitute a senior and unsecured obligation of the applicable guarantor. For a more detailed description of the Debt Securities that may be offered, see “Description of Securities – Debt Securities - Guarantees”, below.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Securities.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdictions. We may offer and sell Securities to, or through, underwriters, dealers or selling securityholders, directly to one or more other purchasers, or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities will set forth the names of any underwriters, dealers, agents or selling securityholders involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities, including, to the extent applicable, the proceeds to us and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. In connection with any offering of the Securities, other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation) unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transaction, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

The Company’s outstanding Common Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) and on the New York Stock Exchange (“NYSE”) under the trading symbol “ACB”. The closing price of the Company’s Common Shares on the TSX and NYSE on March 28, 2019 was $11.85 per Common Share and US$8.83 per Common Share, respectively. Unless otherwise disclosed in any applicable Prospectus Supplement, the Debt Securities, the Warrants, the Subscription Receipts and the Units will not be listed on any securities exchange. Unless the Securities are disclosed to be listed, there will be no market through which these Securities may be sold and purchasers may not be able to resell these Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

The corporate head office of the Company is located at 500 – 10355 Jasper Avenue, Edmonton, Alberta, T5J 1Y6. The registered office of the Company is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7.

GENERAL MATTERS

In this Prospectus, “Aurora”, “we”, “us” and “our” refers, collectively, to Aurora Cannabis Inc. and our wholly owned subsidiaries.

ABOUT THIS PROSPECTUS

We are a British Columbia company that is a “reporting issuer” under Canadian securities laws in each of the provinces of Canada. In addition, our common shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common shares are traded in Canada on the TSX and in the United States on the NYSE under the symbol “ACB”.

This Prospectus is a base shelf prospectus that:

•

we have filed with the securities commissions in each of the provinces of Canada, except Quebec (the “Canadian Qualifying Jurisdictions”) in order to qualify the offering of the Securities described in this Prospectus in accordance with Canadian National Instrument 44-102—Shelf Distributions (“NI 44-102”); and

•

forms part of a registration statement on Form F-10 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “U.S. Securities Act”) under the multijurisdictional disclosure system adopted by Canada and the United States (the “MJDS”).

Under this Prospectus, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total aggregate initial offering price of US$750,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus we will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement.

You should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference into this Prospectus documents that we have filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC. You may obtain copies of the documents incorporated herein by reference without charge from Aurora Cannabis Inc., 500 – 10355 Jasper Avenue, Edmonton, Alberta, T5J 1Y6 (Telephone: 604-362-5207) Attn: Corporate Secretary. These documents are also available electronically from the website of Canadian Securities Administrators at www.sedar.com (“SEDAR”) and from the EDGAR filing website of the United States Securities Exchange Commission at www.sec.gov (“EDGAR”). The Company’s filings through SEDAR and EDGAR are not incorporated by reference in the Prospectus except as specifically set out herein.

The following documents (“documents incorporated by reference” or “documents incorporated herein by reference”) have been filed by us with various securities commissions or similar authorities in the provinces of Canada in which we are a reporting issuer, are specifically incorporated herein by reference and form an integral part of this Prospectus:

•	the annual information form of the Company for the year ended June 30, 2018, dated September 25, 2018, filed September 25, 2018 (our “2018 AIF”);

•

the audited consolidated financial statements of the Company, and the notes thereto for the years ended June 30, 2018 and 2017, together with the independent auditors’ report thereon, filed September 25, 2018;

•	the management’s discussion and analysis of financial condition and results of operations for the year ended June 30, 2018, filed September 25, 2018 (our “2018 Annual MD&A”);

•	unaudited condensed interim consolidated financial statements of the Company and the notes thereto for the three and six months ended December 31, 2018 and 2017, filed February 11, 2019;

•	the management’s discussion and analysis of financial condition and results of operations for the three and six months ended December 31, 2018, filed February 11, 2019;

•	the material change report dated August 3, 2018 regarding the completion of the acquisition of MedReleaf Corp., filed August 3, 2018;

•	the material change report dated August 16, 2018 regarding the completion of the acquisition of Anandia Laboratories Inc., filed August 16, 2018;

•	the material change report dated September 10, 2018 regarding the entering into of a $200 million credit facility with Bank of Montreal, filed September 10, 2018;

•	the material change report dated September 18, 2018 regarding the entering into of an arrangement agreement for the acquisition of ICC, filed September 18, 2018;

•	the material change report dated November 28, 2018 regarding the completion of the acquisition of ICC, filed November 28, 2018;

•	the material change report dated December 7, 2018 regarding the appointment of a Chief Science Officer, filed December 7, 2018;

•	the material change report dated January 25, 2019 regarding the completion of our US$345 million offering of 5.5% Convertible Notes, filed January 25, 2019;

•	the business acquisition report dated April 30, 2018 relating to the acquisition of CanniMed, filed May 2, 2018;

•

the business acquisition report dated September 5, 2018 relating to the acquisition of MedReleaf, filed September 17, 2018, excluding the following documents incorporated therein by reference: (i) the material change report of MedReleaf dated May 24, 2018; and (ii) the management information circular of MedReleaf dated August 21, 2017, distributed in connection with the annual general meeting of MedReleaf Shareholders held on September 25, 2017;

•

the management information circular of the Company dated October 16, 2018, distributed in connection with the Company’s annual and special meeting of shareholders held on November 30, 2018, filed October 24, 2018;

•

the management information circular dated December 8, 2017, in respect of shareholder approval for the common shares issued by the Company pursuant to the take-over bid for CanniMed, filed December 12, 2017, excluding CanniMed’s interim condensed consolidated financial statements and related management discussion and analysis as at (Q1) January 31, 2017, (Q2) April 30, 2017 and (Q3) July 31, 2017 filed on SEDAR on March 16, 2017, June 12, 2017 and September 11, 2017,

respectively, and CanniMed’s audited consolidated financial statements for the year ended October 31, 2016, together with the notes thereto and the independent auditor’s report thereon, as well as our unaudited pro forma consolidated financial statements attached thereto as Appendix “C”;

•

the management information circular dated June 18, 2018, in respect of shareholder approval for the common shares issued by the Company pursuant to the acquisition of MedReleaf, filed June 20, 2018, excluding the following documents incorporated therein by reference: (i) the material change report of MedReleaf dated May 24, 2018; and (ii) the management information circular of MedReleaf dated August 21, 2017, distributed in connection with the annual general meeting of MedReleaf Shareholders held on September 25, 2017;

•	the annual information form of MedReleaf dated June 18, 2018, for the year ended March 31, 2018, filed June 19, 2018 under MedReleaf’s SEDAR Profile;

•

the audited consolidated financial statements of MedReleaf for the year ended March 31, 2018, together with the notes thereto and the independent auditor’s report thereon, filed on June 19, 2018 under MedReleaf’s SEDAR Profile; and

•	the management’s discussion and analysis of financial condition and results of operations of MedReleaf for the year ended March 31, 2018, filed on June 19, 2018 under MedReleaf’s SEDAR Profile.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions filed by the Company with the securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and all Prospectus Supplements disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective shall be deemed to be incorporated by reference in this Prospectus.

To the extent that any document or information incorporated by reference into the Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of the Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which the Prospectus forms a part. In addition, we may incorporate by reference into the Prospectus, or the Registration Statement of which it forms a part, other information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein, in any Prospectus Supplement or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of our financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new condensed consolidated interim financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements has been obtained. A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company’s Securities.

Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

FORWARD LOOKING STATEMENTS

The Prospectus, including the documents incorporated by reference, contain forward-looking statements and forward-looking information (collectively referred to as “forward-looking statements”) which may not be based on historical fact, including without limitation statements regarding our expectations in respect of future financial position, business strategy, future production, expansion strategy and other activities, events or developments that we expect to take place in the future, projected costs and plans and objectives. Often, but not always, forward-looking statements can be identified by the use of the words “believes”, “may”, “plan”, “will”, “estimate”, “scheduled”, “continue”, “anticipates”, “intends”, “expects”, and similar expressions.

Such statements reflect our management’s current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and known or unknown risks and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others:

•	the good standing of our licenses;

•	changes in the laws, regulations and guidelines and related regulatory approvals in the jurisdictions in which we operate or propose to operate;

•	the completion of construction of production facilities, associated costs, and receipt of licenses from Health Canada to produce and sell cannabis and cannabis-related products from these facilities;

•	potential acquisitions, including the potential acquisition of Farmacias;

•	the successful integration of CanniMed, MedReleaf and our other acquisitions into our operations;

•	strategic investments and capital expenditures, and related benefits;

•	future growth, expansion plans and the availability of additional financing on favorable terms;

•	expectations regarding production capacity, costs and yields, including statements regarding increasing our production capacity and production;

•	the expansion of the market for cannabis products, in Canada and internationally and related competition for market share;

•	product sales expectations and corresponding forecasted increase in revenue; and

•

other risks detailed from time-to-time in our annual information forms, annual reports, MD&A, quarterly reports and material change reports filed with and furnished to securities regulators, and those risks which are discussed under the heading “Risk Factors”.

Such information is included, among other places, in this Prospectus under the headings “The Company”, “Use of Proceeds”, “Risk Factors”, in our 2018 AIF under the headings “Description of the Business” and “Risk Factors” and in our 2018 Annual MD&A, each of which documents are incorporated by reference into this Prospectus.

These factors should be considered carefully, and readers are cautioned not to place undue reliance on the forward-looking statements. Readers are cautioned that the foregoing list of risk factors is not exhaustive, and it is recommended that prospective investors consult the more complete discussion of risks and uncertainties facing the Company included in the Prospectus. See “Risk Factors” for a more detailed discussion of these risks.

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on the information available to us on the date such statements were made, no assurances can be given as to future results, approvals or achievements. The forward-looking statements contained in the Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement. We disclaim any duty to update any of the forward-looking statements after the date of the Prospectus to conform such statements to actual results or to changes in our expectations except as otherwise required by applicable law.

GLOSSARY OF TERMS

The following is a glossary of certain terms used in this Prospectus:

ABCA	the Alberta Business Corporations Act;

ACMPR	Access to Cannabis for Medical Purposes Regulations;

Anandia	Anandia Laboratories Inc.;

Aurora or the Company	Aurora Cannabis Inc., the parent company and its subsidiaries;

Aurora Deutschland	Aurora Deutschland GmbH, formerly known as Pedanios GmbH, a wholly owned subsidiary of the Company;

Aurora Eau	the Company’s 48,000 square foot production facility located in Lachute, Quebec;

Aurora Mountain	the Company’s 55,200 square foot production facility in Mountain View County near Cremona, Alberta;

Aurora Nordic	Aurora Nordic Cannabis A/S, a company incorporated under the laws of Denmark in which we own a 51% interest, and which in turn owns Aurora Nordic 1 and Aurora Nordic 2;

Aurora Nordic 1	Aurora Nordic’s 100,000 square foot production facility;

Aurora Nordic 2	Aurora Nordic’s 1,000,000 square foot production facility currently under construction;

Aurora Sky	the Company’s 800,000 square foot production facility located at Edmonton International Airport;

Aurora Sun	the Company’s 1,200,000 square foot production facility located in Medicine Hat, Alberta that is currently under construction;

Aurora Vie	the 40,000 square feet cannabis production facility in Pointe-Claire, Quebec;

BCBCA	the British Columbia Business Corporations Act;

Cannabis Act	An Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, S.C. 2018 c. 16, which came into effect on October 17, 2018 legalizing the recreational use of cannabis nationwide in Canada;

CanniMed	CanniMed Therapeutics Inc., a wholly-owned subsidiary of the Company;

Health Canada	the Canadian federal department responsible for health;

IHR	Industrial Hemp Regulations;

ICC	ICC Labs Inc.;

MedReleaf	MedReleaf Corp., a wholly-owned subsidiary of the Company;

MedReleaf Bradford	the Company’s 210,000 square foot production facility located in Bradford, Ontario;

MedReleaf Exeter	the Company’s 1,000,000 square foot facility located in Exeter, Ontario;

MedReleaf Markham	the Company’s 55,000 square foot production facility in Markham, Ontario;

Pemberton Facility	the Company’s 147,000 square foot production facility currently under construction, located in Pemberton, British Columbia;

PIPEDA	the Personal Information Protection and Electronics Documents Act (Canada); and

Whistler Facility	the Company’s 12,500 square foot production facility located in Whistler, British Columbia.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN UNITED STATES AND CANADIAN FINANCIAL REPORTING PRACTICES

We prepare our financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (the “IASB”), which differs from U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, our financial statements incorporated by reference in the Prospectus, and in the documents incorporated by reference in this Prospectus, may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to Canadian dollars. References to “$” or “C$” are to Canadian dollars and references to “U.S. dollars” or “US$” are to United States dollars.

Except as otherwise noted in our 2018 AIF and the Company’s financial statements and related management’s discussion and analysis of financial condition and results of operations of the Company that are incorporated by reference into this Prospectus, the financial information contained in such documents is expressed in Canadian dollars.

The high, low, average and closing noon rates for the United States dollar in terms of Canadian dollars for each of the financial periods of the Company ended December 31, 2018, June 30, 2018 and June 30, 2017, as quoted by the Bank of Canada, were as follows:

	Six months ended December 31, 2018	Year ended June 30, 2018	Year ended June 30, 2017
	(expressed in Canadian dollars)

High	1.36	1.33	1.37

Low	1.28	1.21	1.22

Average	1.31	1.27	1.33

Closing	1.36	1.32	1.32

On March 28, 2019, the exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = $1.3429.

THE COMPANY

Aurora Cannabis Inc. was incorporated under the BCBCA on December 21, 2006.

Our corporate head office is located at 500 – 10355 Jasper Avenue, Edmonton, Alberta, T5J 1Y6. Our registered office is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7.

We currently operate our business through our 56 wholly-owned subsidiaries. Our material subsidiaries include:

•	Aurora Marijuana Inc., a holding company, which was incorporated under ABCA on September 5, 2013.

•	Aurora Cannabis Enterprises Inc., a holder of license(s) under the Cannabis Act, which was incorporated under the ABCA on June 17, 2013.

•	1769474 Alberta Ltd., a holding company and the entity that leases the lands for some of our production facilities, which was incorporated under the ABCA on August 20, 2013.

•	2105657 Alberta Inc., a holding company and the entity that is holding land for the construction for the Aurora Sun production facility, which was incorporated under the ABCA on March 15, 2018.

•	Agropro UAB, a company incorporated under the laws of Lithuania and a producer, processor and supplier of certified organic hemp and hemp products, which we acquired on September 10, 2018.

•

Borela UAB, a company incorporated under the laws of Lithuania and a producer, processor and supplier of organic hulled hemp seeds, hemp seed protein, hemp flour and hemp seed oil, which we acquired on September 10, 2018.

•

Aurora Deutschland, a limited liability company under German law, which is a registered wholesale importer, exporter and distributor of medical cannabis in Germany and which we acquired on May 30, 2017.

•	Aurora Larssen Projects Inc., which was incorporated on December 4, 2017 under the ABCA and which acquired Larssen Ltd., a consulting company for advanced greenhouse cultivation facilities.

•	CanniMed a producer of various cannabis products, which was incorporated under the Canada Business Corporations Act on October 31, 2016 and which we acquired on May 1, 2018.

•	MedReleaf, a producer of various cannabis products, which was incorporated under the Business Corporations Act (Ontario) (the “OBCA”) on February 28, 2013 and which we acquired on July 25, 2018.

•

Anandia, a cannabis-focused science company, specializing in genomics, metabolite profiling, plant breeding, disease characterization and cultivar certification, as well as providing testing services to patients and patient cultivars, which was incorporated under the BCBCA and which we acquired on August 8, 2018.

•	ICC, a company incorporated under the BCBCA which we acquired on November 22, 2018, and which, through its subsidiaries, is a producer of cannabis in Uruguay.

•	Whistler, a company incorporated under the BCBCA which holds the Whistler Facility and the Pemberton Facility, and which we acquired on March 1, 2019.

The following chart sets out the material intercorporate relationships of Aurora:

Note: This chart details the inter-corporate relationships with our material subsidiaries and is not a complete chart. In addition, certain subsidiaries have additional subsidiaries which are not material and are not reflected above.

OUR BUSINESS

Overview

Our principal business is the production, distribution and sale of cannabis products in Canada and internationally. Aurora currently conducts the following key business activities in the countries listed below:

•	Production, distribution and sale of medical and consumer market cannabis products in Canada pursuant to the Cannabis Act;

•	Distribution of wholesale medical cannabis in the European Union (“EU”) pursuant to the German Medicinal Products Act and German Narcotic Drugs Act;

•	Production of medical cannabis in Denmark pursuant to the Danish Medicines Act; and

•

Production and distribution of cannabis in Uruguay pursuant to Law N° 19,172 Cannabis and its derivatives: state control and regulation of the importation, production, acquisition, storage, marketing and distribution.

Through our recent acquisitions, we have expanded our business to include research and development, the production and sale of indoor cultivation systems, and the production and sale of hemp related products. In addition, with a growing number of countries beginning to adopt and develop medical cannabis legislation, we have embarked on an international expansion strategy, which includes business prospects and investments in Germany, Denmark, Italy, Poland, Australia, Cayman Islands, Malta, Lithuania, and South America.

We believe the global cannabis market is a rapidly developing business opportunity that comes along only once in a generation. We intend to be a leader in the Canadian domestic and international consumer cannabis market as well as the domestic and international medical cannabis space, both in terms of scale and profitability. We are active in five continents and 24 countries with a leading market share in the Canadian, European, Australian and Latin American markets. We have been executing on an aggressive growth strategy that is focused on developing a vertically integrated and horizontally diversified company with a diversified portfolio offering. We are well-positioned for an evolving market, including, based on the Cannabis Industry report dated October 31, 2018 prepared by BMO Capital Markets Corp. and the Recreational Marijuana report from 2016 prepared by Deloitte LLP, an estimated current $3 billion annual medical and $9 billion annual adult-use market in Canada and, if cannabis products continue to become accepted and legalized in many countries, estimated future global market, assuming legalization, of over $70 billion annual medical and $115 billion annual adult-use consumption. Our strategy includes controlling and driving down the operating costs across the entire value chain; producing high-quality cannabis at a world-leading scale; a keen commitment to science and technology; a pledge to place Canadian and global medical patients as our first priority; a prudent but aggressive deployment of capital and talent to identify, develop and win new markets; and finally, being the employer and partner of choice in the global cannabis industry. Our strategy is described in greater detail in our management discussion and analysis for the three and six months ended December 31, 2018 and 2017.

Production Facilities and Licenses

Our cannabis products are cultivated and manufactured in our nine licensed production facilities, with an additional seven facilities under construction, described in the following table.

	LOCATION	SIZE	CAPACITY	STATUS	LICENSE
					Cultivation	Sale
Aurora Mountain	Mountain View, Alberta, Canada	55,200 ft2	4,800 kg/year	Operating since 2015	●	●
Aurora Vie	Pointe Claire, Quebec, Canada	40,000 ft2	4,000 kg/year	Operating since June 2018	●	●
Aurora Eau	Lachute, Quebec, Canada	48,000 ft2	4,500 kg/year	Facility in full operation	●
Aurora Sky	Edmonton, Alberta, Canada	800,000 ft2	>100,000 kg/year	Facility in full operation	●	●
Aurora Sun	Medicine Hat, Alberta, Canada	1,200,000 ft2	>150,000 kg/year	Initial production beginning late calendar 2019 and full construction complete by mid calendar 2020
Aurora Nordic 1	Odense, Denmark	100,000 ft2	>8,000 kg/year	Facility construction complete	●
Aurora Nordic 2	Odense, Denmark	1,000,000 ft2	>120,000 kg/year	Full construction to be complete by mid calendar 2020
CanniMed	Saskatoon, Saskatchewan, Canada	97,000 ft2	19,000 kg/year	Operating since 2004. Facility upgrades underway	●	●
MedReleaf Markham	Markham, Ontario, Canada	55,000 ft2	7,000 kg/year	Operating since 2014	●	●
MedReleaf Bradford	Bradford, Ontario, Canada	210,000 ft2	28,000 kg/year	Facility in full operation	●	●
MedReleaf Exeter	Exeter, Ontario, Canada	1,000,000 ft2	105,000 kg/year	Land and building purchased
Whistler Facility	Alpha Lake, British Columbia	12,500 ft2	500 kg/year	Operating since 2014	●	●
Pemberton Facility	Pemberton, British Columbia	147,000 ft2	12,000 kg/year	Phase 1 in operation and Phase 2 expected to be completed in September 2019	●
ICC Labs	Canelones, Uruguay	21,000 ft2	>2,000 kg/year	Facility in full production	●	●

Estimated annual production capacity is based on the Company’s experience in growing cannabis and data available concerning the wide variety strains under growing conditions maintained at its facilities. The material assumptions on which the actual or expected annual kilograms harvested is determined include, but are not limited to:

•	the number of cultivation rooms in the facility;

•	the planned (or actual) number of plants each room is built to contain;

•	the average per gram yield per plant based on Aurora’s historical averages for the strain and growing conditions; and

•	the number of harvests (turns) planned (or realized) per year.

Distribution Methods

In addition to distributing to our registered patients and internationally, as described in the 2018 AIF, since the adoption of the Cannabis Act, we distribute non-medical cannabis products in accordance with the various regulatory frameworks in the respective provinces and territories governing adult use in Canada. We also distribute medical cannabis products internationally in accordance with applicable international laws and regulations. We have robust distribution networks spanning 98% of the Canadian population and other locations worldwide.International Opportunities

In addition to Canadian domestic operations, we continue to pursue international opportunities, including (subject to applicable laws and regulations): (a) opportunities to export our medical cannabis products to other countries; and (b) opportunities to create international alliances with local partners to apply for cultivation licenses in other countries. We are currently pursuing these opportunities in several countries.

We will only pursue international opportunities in accordance and compliance with all applicable laws. We are currently pursuing international opportunities in several countries where a legal framework for the medical and/or non-medical use of cannabis exists or is expected to be implemented. The timing of our activities in any international market is dependent on the pace of regulatory developments and, as such, it is not feasible for us to provide a timeline with respect to those activities.

Canadian Cannabis Regulatory Overview

On October 17, 2018, the Cannabis Act came into force as law with the effect of legalizing the non-medical use of cannabis by adults across Canada. The Cannabis Act, among other things, replaced the ACMPR and the IHR, both of which came into force under the CDSA, which previously permitted access to cannabis for medical purposes for only those Canadians who had been authorized to use cannabis by their health care practitioner. The ACMPR replaced the Marihuana for Medical Purposes Regulations (the “MMPR”), which was enacted in June 2013. The MMPR replaced the Marihuana Medical Access Regulations (the “MMAR”), which was enacted in 2001. The MMPR and MMAR were initial steps in the Government of Canada’s legislative path towards the eventual legalization and regulating non-medical and medical cannabis.

The Cannabis Act permits the non-medical use of cannabis by adults and regulates, among other things, the production, distribution and sale of cannabis and related oil extracts in Canada, for both non-medical and medical purposes. Under the Cannabis Act, Canadians who are authorized by their health care practitioner to use medical cannabis have the option of purchasing cannabis from one of the producers licensed by Health Canada, registering with Health Canada to produce a limited amount of cannabis for their own medical purposes or designating an individual who is registered with Health Canada to produce cannabis on their behalf for personal medical purposes.

Pursuant to the Cannabis Act, subject to provincial and territorial regulations and medical allowances, individuals over the age of 18 are able to purchase fresh cannabis, dried cannabis, cannabis oil, and cannabis plants or seeds and are able to legally possess up to 30 grams of dried cannabis (or the prescribed equivalent amount) in public. The Cannabis Act also permits households to grow a maximum of four cannabis plants, which has been restricted by certain provinces. This limit applies regardless of the number of adults that reside in the household. In addition, the Cannabis Act provides provincial and territorial governments the authority to prescribe regulations regarding retail sales and distribution, as well as the ability to regulate certain matters, such as increasing the minimum age for purchase and consumption. All of the provinces and territories other than Alberta and Quebec have set the age of consumption at 19.

Provincial and territorial governments in Canada have varied regulatory regimes for the distribution and sale of non-medical cannabis. For example, Quebec, New Brunswick, Nova Scotia, Prince Edward Island, Yukon and the Northwest Territories have chosen the government-regulated model for distribution and sale, whereas Saskatchewan has opted for a private sector approach. Alberta, Ontario, Manitoba, Nunavut, British Columbia and Newfoundland & Labrador have announced plans to pursue a hybrid approach of public and private sale and/or distribution.

In connection with the new framework for regulating cannabis in Canada, the Federal Government of Canada has introduced new penalties under the Criminal Code (Canada), including penalties for the illegal sale of cannabis, possession of cannabis over the prescribed limit, production of cannabis beyond personal cultivation limits, taking cannabis across the Canadian border, giving or selling cannabis to a youth and involving a youth to commit a cannabis-related offence.

In addition to the Cannabis Act, the Federal Government of Canada published regulations, including the Cannabis Regulations (the “Cannabis Regulations”) and the new IHR (together with the Cannabis Regulations, collectively, the “Regulations”), along with amendments to the Narcotic Control Regulations and certain regulations under the Food and Drugs Act (Canada). The Regulations, among other things, outline additional rules for the cultivation, processing, research, analytical testing, distribution, sale, importation and exportation of cannabis and hemp in Canada, including the various classes of licenses that can be granted. The Regulations set standards for these cannabis and hemp products and include strict specifications for the plain packaging and labelling and analytical testing of all cannabis products as well as stringent physical and personnel security requirements for federally licensed sites. The Regulations also maintain a distinct system for access to cannabis.

On December 20, 2018, the Federal Government of Canada also released its proposed amendments to the Cannabis Regulations that contemplate the production of cannabis edibles, extracts and topicals, among a variety of other changes in 2019. There was a 60-day public consultation on the draft regulations. Final regulations have not yet been published.

Recent Developments

Legalization of Non-Medical Adult Cannabis Use in Canada

On October 17, 2018, the Cannabis Act came into force and replaced the ACMPR and IHR, effectively legalizing the use of non-medical cannabis by adults across Canada. Because we were licensed pursuant to the ACMPR, our licenses were deemed to be issued under the Cannabis Act and we continue to cultivate, process, and sell medical cannabis as well as cultivate, process and sell cannabis for non-medical purposes in Canada.

Changes to Board of Directors

On February 20, 2019, the Company appointed Michael Singer, previously Chairman of the Company, as Executive Chairman of the board of directors. The Company also named independent director Ronald Funk as lead independent director and appointed Shan Atkins as a new independent director and chair of the Audit Committee. Diane Jang voluntarily resigned as a director of the Company.

Changes to Executive Officers

On December 7, 2018, we appointed of Dr. Jonathan Page, Phd. as the Company’s Chief Science Officer. Dr. Page was the founder of Anandia. On February 21, we promoted Darren Karasiuk, our former Executive Vice President Adult Usage, Global, to Chief Commercial Officer, and promoted Jill Swainson, previously Senior Vice-President and General Counsel, to Chief Legal Counsel and Corporate Secretary.

Acquisition of Whistler Medical Marijuana Corp.

On March 1, 2019, we completed the acquisition of all of the issued and outstanding shares of Whistler Medical Marijuana Corp. (“Whistler”) in consideration of the issuance of 13,667,933 common shares with a deemed issuance price of $9.77. The transaction was completed by way of a three-cornered amalgamation among the Company, Whistler and a wholly-owned subsidiary of the Company. We are also obligated to make milestone payments to the former Whistler shareholders in the amounts of $10,000,000 (the “First Milestone Payment”) and $30,000,000 (the “Second Milestone Payment”) in Common Shares at the volume weighted average trading price of the Common Shares on the TSX for the five trading days immediately prior to the date of issuance. The First Milestone Payment will be issued on the earlier of March 1, 2020 and the date on which Whistler achieves full production. The Second Milestone Payment will be issuable upon satisfactory licensing of Whistler’s Pemberton facility.

Senior Advisory Services Agreement

On March 12, 2019 we entered into a senior advisory services agreement (the “Services Agreement”) with 280 Park ACI Holdings, LLC, of New York, New York (“ACI Holdings”), of which Mr. Nelson Peltz is the principal, and appointed Mr. Nelson Peltz as a strategic advisor to the Company. Pursuant to the Services Agreement, Mr. Peltz, acting through ACI Holdings and its partners, members, officers and employees, provides direct guidance and advice on business strategy, marketing, operations and business development to our executive management, board of directors and financial advisors. The services include direct responsibility for formulating strategic advice regarding potential US corporate initiatives and periodic reporting to our Board and executive management. As consideration for the services, we granted to Mr. Peltz options to purchase 19,961,754 Common Shares exercisable at a price of $10.34 per Common Share for a period of seven years. The options vest rateably on a quarterly basis over a four-year period. The vesting criteria includes acceleration of vesting of the options upon the occurrence of certain specified events, which include the consummation of certain defined transactions, the closing price of Common Shares being at least $31.02 for a specified period, and the closing price of Common Shares being at least $41.36 for a specified period. We have entered into a Registration Rights agreement with ACI Holdings to register these options as well as the Common Shares underlying such options so that they may be freely transferred.

THE SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. The Prospectus Supplement that we will file in connection with any offering of Securities by selling securityholders will include the following information:

•	the names of the selling securityholders;

•	the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

•	the number or amount of Securities of the class being distributed for the account of each selling securityholder;

•

the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number, or amount represents of the total number of our outstanding Securities;

•	whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding working capital, potential future acquisitions, debt repayments and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities. The Company will not receive any proceeds from any sale of any Securities by the selling securityholders.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

Except as described below, there have been no material changes in our share and debt capital, on a consolidated basis, since December 31, 2018, being the date of the Company’s most recently filed unaudited interim condensed consolidated financial statements incorporated by reference in this Prospectus, other than the issuance of:

•	US$345.0 million in aggregate principal amount of Convertible Senior Notes due 2024 (“Senior Notes”);

•	2,524,109 common shares on the exercise of 2,524,109 stock options for gross proceeds of $10.7 million;

•	398,620 common shares on the exercise of 398,620 warrants for gross proceeds of $1.9 million;

•	25,525 common shares on vesting and exercise of 25,525 RSUs;

•	25,809 common shares issued at a deemed price of $9.69 in connection with earn out payments for a previous acquisition;

•	13,667,933 common shares issued at a deemed price of $9.77 in connection with the acquisition of Whistler; and

•	the grants of stock options and issuance of share purchase warrants each as described further below under “Prior Sales”.

PRIOR SALES

The following table sets out details of all Common Shares issued by the Company during the 12 months prior to the date of this Prospectus.

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

April 2, 2018	Common Shares	Conversion of Debenture	19,230	$6.50

April 3, 2018	Common Shares	Exercise of Stock Options	4,168	$1.30

April 3, 2018	Common Shares	Conversion of Debenture	3,846	$6.50

April 4, 2018	Common Shares	Exercise of Stock Options	8,336	$1.30

April 4, 2018	Common Shares	Exercise of Stock Options	18,750	$2.76

April 4, 2018	Common Shares	Exercise of Warrants	75,000	$0.55

April 5, 2018	Common Shares	Conversion of Debenture	19,230	$6.50

April 6, 2018	Common Shares	Conversion of Debenture	7,692	$6.50

April 10, 2018	Common Shares	Conversion of Debenture	229	$13.05

April 11, 2018	Common Shares	Exercise of Stock Options	8,333	$2.76

April 11, 2018	Common Shares	Exercise of Stock Options	13,333	$2.39

April 12, 2018	Common Shares	Exercise of Stock Options	16,668	$1.30

April 20, 2018	Common Shares	Exercise of Stock Options	4,416	$2.76

April 27, 2018	Common Shares	Exercise of Stock Options	6,000	$2.76

April 27, 2018	Common Shares	Conversion of Debenture	4,615	$6.50

May 1, 2018	Common Shares	Exercise of Warrants	125,000	$0.55

May 1, 2018	Common Shares	Issued in connection with an acquisition	3,417,951	$7.88

May 2, 2018	Common Shares	Exercise of Warrants	40	$4.00

May 3, 2018	Common Shares	Exercise of Stock Options	2,000	$0.34

May 3, 2018	Common Shares	Exercise of Stock Options	4,166	$4.64

May 4, 2018	Common Shares	Exercise of Stock Options	5,836	$0.30

May 4, 2018	Common Shares	Exercise of Stock Options	8,334	$1.30

May 4, 2018	Common Shares	Exercise of Stock Options	3,333	$2.76

May 11, 2018	Common Shares	Exercise of Stock Options	2,000	$0.34

May 14, 2018	Common Shares	Exercise of Stock Options	8,500	$1.30

May 15, 2018	Common Shares	Exercise of Stock Options	3,000	$2.76

May 15, 2018	Common Shares	Exercise of Stock Options	50,000	$1.30

May 15, 2018	Common Shares	Conversion of Debenture	6,153	$6.50

May 16, 2018	Common Shares	Exercise of Stock Options	11,032	$2.76

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

May 16, 2018	Common Shares	Exercise of Stock Options	300	$1.30

May 18, 2018	Common Shares	Exercise of Stock Options	350,000	$2.25

May 18, 2018	Common Shares	Exercise of Stock Options	8,333	$2.76

May 22, 2018	Common Shares	Exercise of Stock Options	31,250	$2.49

May 22, 2018	Common Shares	Exercise of Stock Options	3,333	$2.76

May 22, 2018	Common Shares	Exercise of Stock Options	200	$1.30

May 23, 2018	Common Shares	Exercise of Warrants	17,000	$4.00

May 24, 2018	Common Shares	Exercise of Stock Options	2,500	$2.76

May 24, 2018	Common Shares	Exercise of Stock Options	4,167	$4.64

May 24, 2018	Common Shares	Exercise of Warrants	50	$4.00

May 24, 2018	Common Shares	Issued in connection with an acquisition	182,853	$8.26

May 25, 2018	Common Shares	Exercise of Stock Options	18,000	$1.30

May 25, 2018	Common Shares	Conversion of Debenture	1,072	$13.05

May 28, 2018	Common Shares	Exercise of Stock Options	3,000	$4.64

May 31, 2018	Common Shares	Exercise of Stock Options	700	$0.34

June 1, 2018	Common Shares	Exercise of Stock Options	6,667	$2.39

June 1, 2018	Common Shares	Exercise of Stock Options	4,166	$7.03

June 5, 2018	Common Shares	Conversion of Debenture	7,692	$6.50

June 5, 2018	Common Shares	Exercise of Warrants	158,330	$4.00

June 6, 2018	Common Shares	Exercise of Warrants	71,200	$4.00

June 7, 2018	Common Shares	Exercise of Warrants	20,000	$4.00

June 8, 2018	Common Shares	Exercise of Stock Options	200	$1.30

June 8, 2018	Common Shares	Exercise of Stock Options	3,000	$4.64

June 8, 2018	Common Shares	Exercise of Stock Options	8,333	$2.49

June 8, 2018	Common Shares	Conversion of Debenture	769	$6.50

June 14, 2018	Common Shares	Conversion of Debenture	24,615	$6.50

June 15, 2018	Common Shares	Exercise of Warrants	350	$4.00

June 18, 2018	Common Shares	Exercise of Warrants	28,500	$4.00

June 20, 2018	Common Shares	Exercise of Warrants	3,800	$4.00

June 21, 2018	Common Shares	Exercise of Stock Options	50,000	$0.30

June 21, 2018	Common Shares	Exercise of Stock Options	45,833	$0.30

June 21, 2018	Common Shares	Exercise of Stock Options	20,666	$4.64

June 21, 2018	Common Shares	Exercise of Warrants	23,200	$4.00

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

June 22, 2018	Common Shares	Exercise of Stock Options	12,500	$2.76

June 22, 2018	Common Shares	Exercise of Warrants	58,000	$4.00

June 25, 2018	Common Shares	Exercise of Stock Options	41,666	$4.64

June 25, 2018	Common Shares	Exercise of Warrants	861,100	$4.00

June 26, 2018	Common Shares	Exercise of Warrants	20,000	$4.00

June 28, 2018	Common Shares	Issued in connection with an acquisition	1,144,481	$9.41

June 29, 2018	Common Shares	Exercise of Warrants	11,200	$4.00

July 3, 2018	Common Shares	Exercise of Warrants	16,670	$4.00

July 4, 2018	Common Shares	Exercise of Stock Options	44,169	$2.76

July 4, 2018	Common Shares	Exercise of Warrants	32,500	$4.00

July 5, 2018	Common Shares	Exercise of Stock Options	1,000	$2.76

July 5, 2018	Common Shares	Exercise of Stock Options	3,500	$4.64

July 9, 2018	Common Shares	Exercise of Warrants	67,600	$4.00

July 10, 2018	Common Shares	Exercise of Stock Options	4,167	$2.76

July 10, 2018	Common Shares	Exercise of Warrants	15,000	$4.00

July 11, 2018	Common Shares	Exercise of Stock Options	7,500	$2.76

July 11, 2018	Common Shares	Exercise of Warrants	48,200	$4.00

July 12, 2018	Common Shares	Exercise of Warrants	13,500	$4.00

July 13, 2018	Common Shares	Exercise of Stock Options	25,000	$2.39

July 13, 2018	Common Shares	Exercise of Warrants	34,700	$4.00

July 16, 2018	Common Shares	Exercise of Stock Options	8,333	$4.64

July 16, 2018	Common Shares	Exercise of Warrants	9,600	$4.00

July 25, 2018	Common Shares	Exercise of Stock Options	2,000	$1.30

July 25, 2018	Common Shares	Issued in connection with an acquisition	369,902,645	$6.94

July 25, 2018	Common Shares	Issued in connection with an acquisition	217,593	$6.94

July 27, 2018	Common Shares	Exercise of Warrants	125,000	$0.55

July 30, 2018	Common Shares	Exercise of Warrants	60	$4.00

August 3, 2018	Common Shares	Exercise of Stock Options	5,000	$2.76

August 7, 2018	Common Shares	Exercise of Stock Options	1,000	$1.30

August 8, 2018	Common Shares	Issued in connection with an acquisition	12,716,482	$6.18

August 9, 2018	Common Shares	Exercise of Stock Options	207,513	$2.66

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

August 10, 2018	Common Shares	Exercise of Stock Options	40,000	$0.30

August 10, 2018	Common Shares	Exercise of Stock Options	3,300	$0.34

August 13, 2018	Common Shares	Exercise of Stock Options	10,374	$2.66

August 13, 2018	Common Shares	Exercise of Warrants	48	$4.00

August 13, 2018	Common Shares	Issued in connection with an acquisition	756,348	$5.92

August 14, 2018	Common Shares	Exercise of Stock Options	1,389	$0.30

August 14, 2018	Common Shares	Exercise of Stock Options	456,268	$2.66

August 14, 2018	Common Shares	Exercise of Warrants	93,750	$0.55

August 15, 2018	Common Shares	Exercise of Stock Options	311,260	$2.66

August 15, 2018	Common Shares	Exercise of Stock Options	20,834	$4.64

August 16, 2018	Common Shares	Exercise of Warrants	31,250	$0.55

August 17, 2018	Common Shares	Exercise of Stock Options	117,200	$2.66

August 17, 2018	Common Shares	Exercise of Warrants	756	$4.00

August 17, 2018	Common Shares	Exercise of Warrants	112,500	$4.00

August 20, 2018	Common Shares	Exercise of Warrants	20	$4.00

August 21, 2018	Common Shares	Exercise of Stock Options	11,667	$0.30

August 21, 2018	Common Shares	Exercise of Stock Options	3,334	$2.76

August 22, 2018	Common Shares	Exercise of Stock Options	1,236,208	$2.66

August 22, 2018	Common Shares	Conversion of Debenture	6,153	$6.50

August 23, 2018	Common Shares	Exercise of Stock Options	9,000	$4.64

August 23, 2018	Common Shares	Exercise of Stock Options	2,024,088	$2.66

August 23, 2018	Common Shares	Conversion of Debenture	3,846	$6.50

August 24, 2018	Common Shares	Exercise of Stock Options	8,333	$2.49

August 24, 2018	Common Shares	Exercise of Stock Options	2,084	$2.76

August 24, 2018	Common Shares	Exercise of Stock Options	8,334	$4.64

August 27, 2018	Common Shares	Exercise of Stock Options	311,268	$2.66

August 27, 2018	Common Shares	Exercise of Warrants	200	$4.00

August 28, 2018	Common Shares	Exercise of Stock Options	550,000	$2.66

August 28, 2018	Common Shares	Exercise of Stock Options	100,000	$0.46

August 29, 2018	Common Shares	Exercise of Stock Options	210,630	$2.66

August 29, 2018	Common Shares	Exercise of Stock Options	41,667	$0.30

August 29, 2018	Common Shares	Exercise of Stock Options	125,000	$2.56

August 29, 2018	Common Shares	Exercise of Stock Options	41,667	$2.39

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

August 29, 2018	Common Shares	Exercise of Stock Options	38,167	$2.76

August 30, 2018	Common Shares	Exercise of Stock Options	160,000	$2.66

August 30, 2018	Common Shares	Exercise of Stock Options	1,000	$2.76

August 30, 2018	Common Shares	Exercise of Stock Options	1,390	$0.30

August 31, 2018	Common Shares	Exercise of Stock Options	8,334	$4.64

September 4, 2018	Common Shares	Exercise of Stock Options	17,112	$0.30

September 7, 2018	Common Shares	Exercise of Stock Options	2,000	$2.76

September 7, 2018	Common Shares	Exercise of Warrants	507	$4.00

September 10, 2018	Common Shares	Issued in connection with an acquisition	440,858	$8.26

September 13, 2018	Common Shares	Exercise of Stock Options	100,000	$2.66

September 14, 2018	Common Shares	Exercise of Stock Options	375,102	$2.66

September 14, 2018	Common Shares	Exercise of Stock Options	35,750	$8.28

September 14, 2018	Common Shares	Exercise of Warrants	3,575	$9.65

September 17, 2018	Common Shares	Exercise of Options	1,000	$2.76

September 17, 2018	Common Shares	Exercise of Warrants	7,150	$9.65

September 19, 2018	Common Shares	Exercise of Stock Options	5,000	$7.95

September 19, 2018	Common Shares	Exercise of Stock Options	2,000	$2.76

September 19, 2018	Common Shares	Exercise of Stock Options	28,600	$8.28

September 19, 2018	Common Shares	Exercise of Stock Options	30,000	$2.66

September 19, 2018	Common Shares	Exercise of Stock Options	7,167	$4.64

September 19, 2018	Common Shares	Exercise of Warrants	1,000	$4.00

September 19, 2018	Common Shares	Exercise of Warrants	23,952	$9.65

September 20, 2018	Common Shares	Exercise of Warrants	99,563	$6.50

September 20, 2018	Common Shares	Exercise of Warrants	1,900	$4.00

September 20, 2018	Common Shares	Conversion of Debenture	2,000	$6.50

September 20, 2018	Common Shares	Exercise of Warrants	7,771	$9.37

September 20, 2018	Common Shares	Exercise of Stock Options	81,268	$2.66

September 20, 2018	Common Shares	Exercise of Stock Options	250	$4.64

September 21, 2018	Common Shares	Exercise of Stock Options	6,000	$7.10

September 21, 2018	Common Shares	Exercise of Stock Options	3,333	$7.95

September 21, 2018	Common Shares	Exercise of Stock Options	1,120,572	$2.66

September 21, 2018	Common Shares	Exercise of Stock Options	6,253	$0.30

September 21, 2018	Common Shares	Exercise of Stock Options	60,000	$1.30

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

September 21, 2018	Common Shares	Exercise of Warrants	5,180	$9.37

September 21, 2018	Common Shares	Exercise of Warrants	56,484	$9.65

September 24, 2018	Common Shares	Exercise of Stock Options	4,167	$2.76

September 24, 2018	Common Shares	Exercise of Warrants	910	$4.00

September 24, 2018	Common Shares	Conversion of Debenture	2,307	$6.50

September 25, 2018	Common Shares	Exercise of Stock Options	8,333	$7.95

September 25, 2018	Common Shares	Exercise of Stock Options	1,250	$2.76

September 25, 2018	Common Shares	Exercise of Warrants	15	$4.00

September 25, 2018	Common Shares	Exercise of Warrants	10,000	$4.00

September 26, 2018	Common Shares	Exercise of Stock Options	4,166	$8.18

September 26, 2018	Common Shares	Conversion of Debenture	1,846	$6.50

September 26, 2018	Common Shares	Conversion of Debenture	996	$13.05

September 26, 2018	Common Shares	Exercise of Warrants	14,943	$9.65

September 26, 2018	Common Shares	Conversion of Debenture	3,846	$6.50

September 27, 2018	Common Shares	Exercise of Warrants	64,349	$9.65

September 27, 2018	Common Shares	Exercise of Stock Options	4,000	$8.03

September 27, 2018	Common Shares	Exercise of Stock Options	12,500	$4.64

September 27, 2018	Common Shares	Exercise of Stock Options	26,750	$7.03

September 28, 2018	Common Shares	Exercise of Stock Options	622,533	$2.66

September 28, 2018	Common Shares	Exercise of Warrants	5,180	$9.37

September 28, 2018	Common Shares	Exercise of Warrants	5,898	$9.65

September 28, 2018	Common Shares	Return to Treasury	(3,575)	$9.65

October 1, 2018	Common Shares	Exercise of Stock Options	15,000	$4.64

October 1, 2018	Common Shares	Exercise of RSUs	74,999	$2.76

October 2, 2018	Common Shares	Exercise of Warrants	13,227	$9.65

October 2, 2018	Common Shares	Exercise of Stock Options	50,100	$4.64

October 2, 2018	Common Shares	Exercise of Stock Options	1,166	$9.13

October 2, 2018	Common Shares	Exercise of Stock Options	6,916	$2.66

October 2, 2018	Common Shares	Exercise of Stock Options	29,166	$2.49

October 2, 2018	Common Shares	Exercise of Stock Options	12,500	$2.76

October 3, 2018	Common Shares	Exercise of Warrants	23,237	$9.65

October 3, 2018	Common Shares	Exercise of Stock Options	2,083	$8.07

October 3, 2018	Common Shares	Exercise of Stock Options	76,268	$2.66

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

October 4, 2018	Common Shares	Exercise of Warrants	239	$9.65

October 4, 2018	Common Shares	Exercise of Stock Options	8,434	$4.64

October 4, 2018	Common Shares	Exercise of Warrants	6,216	$9.37

October 5, 2018	Common Shares	Exercise of Stock Options	50,000	$0.46

October 5, 2018	Common Shares	Exercise of Stock Options	4,500	$2.76

October 5, 2018	Common Shares	Exercise of Warrants	36,894	$9.65

October 9, 2018	Common Shares	Exercise of Stock Options	4,166	$2.76

October 9, 2018	Common Shares	Exercise of Warrants	5,181	$9.37

October 9, 2018	Common Shares	Exercise of Warrants	3,396	$9.65

October 10, 2018	Common Shares	Exercise of RSUs	541,666	$2.76

October 10, 2018	Common Shares	Exercise of Stock Options	2,000	$1.30

October 10, 2018	Common Shares	Conversion of Debenture	3,065	$13.05

October 10, 2018	Common Shares	Conversion of Debenture	4,615	$6.50

October 10, 2018	Common Shares	Exercise of Warrants	893	$9.65

October 11, 2018	Common Shares	Exercise of Stock Options	50,000	$1.30

October 11, 2018	Common Shares	Exercise of Stock Options	75,000	$9.60

October 11, 2018	Common Shares	Exercise of Stock Options	4,333	$8.03

October 11, 2018	Common Shares	Exercise of Stock Options	2,083	$2.76

October 11, 2018	Common Shares	Exercise of Stock Options	4,166	$7.20

October 11, 2018	Common Shares	Exercise of Stock Options	2,500	$4.64

October 11, 2018	Common Shares	Conversion of Debenture	7,846	$6.50

October 12, 2018	Common Shares	Exercise of RSUs	33,332	$2.76

October 15, 2018	Common Shares	Exercise of Stock Options	4,166	$2.76

October 15, 2018	Common Shares	Conversion of Debenture	22,988	$13.05

October 16, 2018	Common Shares	Exercise of Stock Options	5,000	$1.30

October 16, 2018	Common Shares	Exercise of Stock Options	8,333	$2.76

October 16, 2018	Common Shares	Exercise of Stock Options	11,667	$0.30

October 16, 2018	Common Shares	Exercise of Stock Options	55,000	$2.66

October 16, 2018	Common Shares	Exercise of Warrants	104	$4.00

October 16, 2018	Common Shares	Exercise of Warrants	471	$9.65

October 16, 2018	Common Shares	Exercise of Warrants	10,245	$9.37

October 17, 2018	Common Shares	Exercise of Warrants	98,026	$9.65

October 17, 2018	Common Shares	Exercise of Warrants	42,094	$4.00

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

October 17, 2018	Common Shares	Conversion of Debenture	65,692	$6.50

October 17, 2018	Common Shares	Exercise of Stock Options	4,166	$2.76

October 17, 2018	Common Shares	Exercise of Stock Options	25,000	$11.53

October 17, 2018	Common Shares	Exercise of Stock Options	311,268	$2.66

October 17, 2018	Common Shares	Exercise of Stock Options	147,031	$8.28

October 17, 2018	Common Shares	Exercise of Stock Options	12,499	$10.30

October 17, 2018	Common Shares	Exercise of Stock Options	9,000	$4.64

October 17, 2018	Common Shares	Exercise of Stock Options	50,000	$9.60

October 17, 2018	Common Shares	Exercise of Stock Options	50,000	$0.46

October 17, 2018	Common Shares	Exercise of Stock Options	333	$8.61

October 17, 2018	Common Shares	Exercise of Stock Options	4,150	$7.20

October 18, 2018	Common Shares	Conversion of Debenture	3,065	$13.05

October 18, 2018	Common Shares	Exercise of Stock Options	41,500	$2.66

October 18, 2018	Common Shares	Exercise of Stock Options	66,666	$11.53

October 18, 2018	Common Shares	Exercise of Stock Options	1,083	$2.76

October 18, 2018	Common Shares	Exercise of Stock Options	100,000	$2.49

October 18, 2018	Common Shares	Exercise of Stock Options	15,000	$8.28

October 18, 2018	Common Shares	Exercise of Stock Options	50,000	$0.30

October 18, 2018	Common Shares	Exercise of Stock Options	2,500	$4.64

October 18, 2018	Common Shares	Exercise of Stock Options	22,000	$2.39

October 19, 2018	Common Shares	Conversion of Debenture	30,769	$6.50

October 19, 2018	Common Shares	Exercise of Warrants	16,087	$9.65

October 19, 2018	Common Shares	Exercise of Stock Options	24,000	$4.64

October 19, 2018	Common Shares	Exercise of Stock Options	8,333	$9.99

October 22, 2018	Common Shares	Exercise of RSUs	16,666	$2.76

October 22, 2018	Common Shares	Exercise of Warrants	10,713	$9.37

October 22, 2018	Common Shares	Exercise of Warrants	1,398	$4.00

October 22, 2018	Common Shares	Increase to shareholder for fractional share	1	$2.76

October 24, 2018	Common Shares	Exercise of Warrants	11,102	$9.37

October 25, 2018	Common Shares	Exercise of Warrants	190	$4.00

October 25, 2018	Common Shares	Exercise of Stock Options	10,833	$2.76

October 26, 2018	Common Shares	Exercise of Warrants	390	$4.00

October 26, 2018	Common Shares	Exercise of Warrants	9,740	$9.37

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

October 29, 2018	Common Shares	Exercise of Warrants	10,546	$9.65

October 29, 2018	Common Shares	Exercise of Warrants	15	$4.00

October 29, 2018	Common Shares	Exercise of Stock Options	65,000	$2.66

October 29, 2018	Common Shares	Exercise of Stock Options	2,000	$2.76

October 30, 2018	Common Shares	Exercise of Stock Options	5	$4.64

October 30, 2018	Common Shares	Conversion of Debenture	3,076	$6.50

October 31, 2018	Common Shares	Exercise of Stock Options	9,667	$2.76

November 1, 2018	Common Shares	Exercise of Stock Options	6,666	$2.39

November 1, 2018	Common Shares	Exercise of Stock Options	4,167	$2.76

November 1, 2018	Common Shares	Conversion of Debenture	3,065	$13.05

November 1, 2018	Common Shares	Issued in connection with an acquisition	610,023	$8.79

November 7, 2018	Common Shares	Exercise of Stock Options	35,000	$2.66

November 7, 2018	Common Shares	Exercise of Stock Options	28,600	$8.28

November 15, 2018	Common Shares	Conversion of Debenture	166,153	$6.50

November 19, 2018	Common Shares	Exercise of Stock Options	62,500	$2.56

November 19, 2018	Common Shares	Exercise of Stock Options	20,833	$2.39

November 19, 2018	Common Shares	Exercise of Stock Options	14,583	$2.76

November 19, 2018	Common Shares	Issued in connection with an acquisition	217,917	$8.02

November 20, 2018	Common Shares	Exercise of Stock Options	10,725	$4.79

November 22, 2018	Common Shares	Exercise of Stock Options	11,666	$2.76

November 22, 2018	Common Shares	Issued in connection with an acquisition	31,904,668	$8.00

November 26, 2018	Common Shares	Exercise of Stock Options	26,812	$4.79

November 26, 2018	Common Shares	Exercise of Stock Options	129,594	$2.66

November 26, 2018	Common Shares	Issued in connection with an acquisition	143,560	$7.51

November 27, 2018	Common Shares	Exercise of Stock Options	6,667	$2.76

November 27, 2018	Common Shares	Exercise of Stock Options	62,500	$2.49

November 28, 2018	Common Shares	Exercise of Stock Options	3,458	$2.66

November 29, 2018	Common Shares	Exercise of Stock Options	5,725	$4.79

November 29, 2018	Common Shares	Exercise of Stock Options	3,750	$2.76

December 11, 2018	Common Shares	Exercise of Stock Options	10,000	$2.66

December 11, 2018	Common Shares	Exercise of Stock Options	3,000	$0.34

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

December 12, 2018	Common Shares	Exercise of Stock Options	2,234	$4.79

December 13, 2018	Common Shares	Exercise of Stock Options	51,878	$2.66

December 13, 2018	Common Shares	Exercise of Stock Options	3,500	$4.64

December 13, 2018	Common Shares	Exercise of Stock Options	2,234	$4.79

December 14, 2018	Common Shares	Exercise of Stock Options	25,939	$2.66

December 20, 2018	Common Shares	Exercise of Stock Options	2,000	$4.64

December 24, 2018	Common Shares	Exercise of Stock Options	31,666	$2.39

December 27, 2018	Common Shares	Exercise of Stock Options	25,938	$2.66

December 27, 2018	Common Shares	Exercise of Stock Options	16,668	$0.30

December 31, 2018	Common Shares	Exercise of Stock Options	2,999	$2.76

January 7, 2019	Common Shares	Exercise of Stock Options	200	$2.76

January 8, 2019	Common Shares	Exercise of RSUs	8,859	$9.03

January 8, 2019	Common Shares	Exercise of RSUs	16,666	$2.76

January 9, 2019	Common Shares	Exercise of Stock Options	6,250	$2.76

January 9, 2019	Common Shares	Exercise of Stock Options	64,847	$2.66

January 11, 2019	Common Shares	Exercise of Stock Options	2,083	$2.76

January 14, 2019	Common Shares	Exercise of Stock Options	5,000	$4.79

January 15, 2019	Common Shares	Exercise of Stock Options	4,467	$4.79

January 15, 2019	Common Shares	Exercise of Stock Options	49,500	$2.66

January 16, 2019	Common Shares	Exercise of Stock Options	6,703	$4.79

January 16, 2019	Common Shares	Exercise of Stock Options	64,847	$2.66

January 16, 2019	Common Shares	Exercise of Stock Options	6,250	$2.76

January 16, 2019	Common Shares	Exercise of Stock Options	8,333	$8.02

January 16, 2019	Common Shares	Exercise of Stock Options	4,166	$4.64

January 17, 2019	Common Shares	Exercise of Stock Options	41,666	$8.10

January 17, 2019	Common Shares	Exercise of Stock Options	13,834	$2.66

January 17, 2019	Common Shares	Exercise of Stock Options	10,000	$4.64

January 18, 2019	Common Shares	Exercise of Stock Options	6,000	$4.79

January 18, 2019	Common Shares	Exercise of Stock Options	4,167	$2.76

January 21, 2019	Common Shares	Exercise of Stock Options	6,667	$2.39

January 21, 2019	Common Shares	Exercise of Stock Options	2,083	$2.76

January 21, 2019	Common Shares	Exercise of Stock Options	100	$4.00

January 22, 2019	Common Shares	Exercise of Stock Options	16,000	$2.66

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

January 22, 2019	Common Shares	Exercise of Stock Options	10,000	$9.07

January 23, 2019	Common Shares	Exercise of Warrants	25	$4.00

January 25, 2019	Common Shares	Exercise of Warrants	2,423	$6.94

January 28, 2019	Common Shares	Exercise of Stock Options	5,600	$2.76

January 29, 2019	Common Shares	Exercise of Stock Options	110,408	$2.66

January 29, 2019	Common Shares	Exercise of Stock Options	4,000	$5.45

January 29, 2019	Common Shares	Exercise of Stock Options	2,000	$4.64

January 29, 2019	Common Shares	Exercise of Stock Options	3,352	$4.79

January 29, 2019	Common Shares	Exercise of Stock Options	4,167	$2.76

January 29, 2019	Common Shares	Exercise of Warrants	230	$4.00

January 30, 2019	Common Shares	Exercise of Stock Options	1,000	$5.45

January 30, 2019	Common Shares	Exercise of Stock Options	6,918	$2.66

January 30, 2019	Common Shares	Exercise of Stock Options	3,352	$4.79

January 31, 2019	Common Shares	Exercise of Stock Options	4,200	$2.39

January 31, 2019	Common Shares	Exercise of Stock Options	6,916	$2.66

February 1, 2019	Common Shares	Exercise of Stock Options	1,000	$5.45

February 1, 2019	Common Shares	Exercise of Stock Options	4,000	$1.30

February 1, 2019	Common Shares	Exercise of Stock Options	1,080	$6.94

February 4, 2019	Common Shares	Exercise of Stock Options	1,000	$5.45

February 4, 2019	Common Shares	Exercise of Stock Options	2,234	$4.79

February 5, 2019	Common Shares	Exercise of Stock Options	16,918	$2.66

February 5, 2019	Common Shares	Exercise of Stock Options	1,000	$5.45

February 5, 2019	Common Shares	Exercise of Stock Options	12,500	$8.71

February 5, 2019	Common Shares	Exercise of Stock Options	2,500	$4.64

February 5, 2019	Common Shares	Exercise of Warrants	1,000	$4.00

February 6, 2019	Common Shares	Exercise of Stock Options	36,666	$2.76

February 6, 2019	Common Shares	Exercise of Stock Options	20,556	$8.28

February 6, 2019	Common Shares	Exercise of Stock Options	7,353	$4.79

February 6, 2019	Common Shares	Exercise of Stock Options	134,141	$2.66

February 6, 2019	Common Shares	Exercise of Stock Options	5,000	$2.56

February 6, 2019	Common Shares	Exercise of Stock Options	19,756	$4.64

February 6, 2019	Common Shares	Exercise of Stock Options	52,500	$2.49

February 7, 2019	Common Shares	Exercise of Warrants	1,001	$9.65

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

February 7, 2019	Common Shares	Exercise of Stock Options	4,166	$6.09

February 7, 2019	Common Shares	Exercise of Stock Options	6,253	$0.30

February 7, 2019	Common Shares	Exercise of Stock Options	10,000	$4.64

February 7, 2019	Common Shares	Exercise of Stock Options	2,733	$2.76

February 8, 2019	Common Shares	Exercise of Stock Options	35,000	$5.45

February 11, 2019	Common Shares	Exercise of Stock Options	6,088	$4.79

February 11, 2019	Common Shares	Exercise of Stock Options	50,000	$1.30

February 11, 2019	Common Shares	Exercise of Stock Options	10,416	$2.76

February 11, 2019	Common Shares	Exercise of Stock Options	6,250	$8.93

February 11, 2019	Common Shares	Exercise of Stock Options	145,633	$2.66

February 12, 2019	Common Shares	Exercise of Stock Options	3,860	$5.45

February 12, 2019	Common Shares	Exercise of Stock Options	54,825	$2.66

February 13, 2019	Common Shares	Exercise of Warrants	30	$4.00

February 13, 2019	Common Shares	Exercise of Warrants	1,080	$6.94

February 14, 2019	Common Shares	Exercise of Stock Options	27,500	$2.56

February 14, 2019	Common Shares	Exercise of Stock Options	6,666	$2.76

February 15, 2019	Common Shares	Exercise of Stock Options	4,167	$4.64

February 19, 2019	Common Shares	Exercise of Stock Options	1,500	$1.30

February 20, 2019	Common Shares	Exercise of Stock Options	6,450	$5.45

February 21, 2019	Common Shares	Exercise of Stock Options	4,734	$5.45

February 21, 2019	Common Shares	Exercise of Stock Options	10,000	$4.79

February 21, 2019	Common Shares	Exercise of Stock Options	16,666	$7.68

February 22, 2019	Common Shares	Exercise of Stock Options	3,500	$5.45

February 22, 2019	Common Shares	Exercise of Stock Options	16,666	$8.98

February 25, 2019	Common Shares	Exercise of Stock Options	1,000	$5.45

February 26, 2019	Common Shares	Exercise of Stock Options	1,000	$5.45

February 26, 2019	Common Shares	Exercise of Stock Options	8,704	$2.66

February 27, 2019	Common Shares	Exercise of Stock Options	5,900	$5.45

February 27, 2019	Common Shares	Exercise of Stock Options	2,750	$2.76

February 28, 2019	Common Shares	Exercise of Stock Options	19,647	$5.45

February 28, 2019	Common Shares	Exercise of Stock Options	30,243	$4.64

February 28, 2019	Common Shares	Exercise of Stock Options	20,832	$2.76

March 1, 2019	Common Shares	Exercise of Stock Options	3,000	$7.96

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

March 1, 2019	Common Shares	Shares issued for an acquisition	13,667,933	$9.72

March 1, 2019	Common Shares	Exercise of Stock Options	20,000	$8.54

March 4, 2019	Common Shares	Exercise of Stock Options	18,750	$7.96

March 4, 2019	Common Shares	Exercise of Stock Options	1,341	$9.72

March 4, 2019	Common Shares	Exercise of Warrants	705	$4.00

March 7, 2019	Common Shares	Exercise of Stock Options	4,117	$4.79

March 7, 2019	Common Shares	Exercise of Stock Options	7,000	$9.03

March 7, 2019	Common Shares	Exercise of Stock Options	78,938	$2.66

March 7, 2019	Common Shares	Exercise of Stock Options	6,250	$8.93

March 7, 2019	Common Shares	Exercise of Stock Options	5,000	$1.30

March 7, 2019	Common Shares	Exercise of Stock Options	12,500	$7.10

March 8, 2019	Common Shares	Exercise of Stock Options	8,000	$2.56

March 8, 2019	Common Shares	Exercise of Stock Options	10,725	$5.45

March 8, 2019	Common Shares	Exercise of Stock Options	4,000	$2.66

March 8, 2019	Common Shares	Exercise of Stock Options	5,000	$4.64

March 8, 2019	Common Shares	Exercise of Warrants	70	$4.00

March 13, 2019	Common Shares	Exercise of Stock Options	1,500	$7.03

March 13, 2019	Common Shares	Exercise of Compensation Options	149	$4.63

March 13, 2019	Common Shares	Exercise of Warrants	7,364	$9.65

March 14, 2019	Common Shares	Exercise of Stock Options	5,000	$2.66

March 14, 2019	Common Shares	Exercise of Stock Options	14,000	$8.71

March 14, 2019	Common Shares	Exercise of Warrants	35,000	$4.00

March 14, 2019	Common Shares	Exercise of Warrants	42,900	$9.65

March 15, 2019	Common Shares	Exercise of Stock Options	28,500	$4.64

March 15, 2019	Common Shares	Exercise of Stock Options	10,000	$7.95

March 15, 2019	Common Shares	Exercise of Stock Options	400	$4.79

March 15, 2019	Common Shares	Exercise of Stock Options	5,000	$8.18

March 15, 2019	Common Shares	Exercise of Stock Options	15,000	$7.96

March 15, 2019	Common Shares	Exercise of Stock Options	28,600	$8.28

March 15, 2019	Common Shares	Exercise of Stock Options	16,500	$8.03

March 15, 2019	Common Shares	Exercise of Stock Options	2,000	$5.45

March 15, 2019	Common Shares	Exercise of Stock Options	20,062	$2.66

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

March 15, 2019	Common Shares	Exercise of Stock Options	333	$8.61

March 15, 2019	Common Shares	Exercise of Stock Options	600	$4.00

March 18, 2019	Common Shares	Exercise of Stock Options	12,448	$2.66

March 18, 2019	Common Shares	Exercise of Stock Options	5,000	$9.07

March 19, 2019	Common Shares	Exercise of Warrants	47,600	$4.00

March 19, 2019	Common Shares	Exercise of Stock Options	10,000	$10.22

March 19, 2019	Common Shares	Exercise of Stock Options	26,666	$11.53

March 19, 2019	Common Shares	Exercise of Stock Options	24,583	$5.45

March 19, 2019	Common Shares	Exercise of Stock Options	6,667	$9.56

March 19, 2019	Common Shares	Exercise of Stock Options	16,666	$6.81

March 19, 2019	Common Shares	Exercise of Stock Options	2,000	$8.07

March 19, 2019	Common Shares	Exercise of Stock Options	4,583	$2.76

March 19, 2019	Common Shares	Exercise of Stock Options	25,000	$9.60

March 19, 2019	Common Shares	Exercise of Stock Options	12,000	$4.64

March 19, 2019	Common Shares	Exercise of Stock Options	33,333	$12.24

March 19, 2019	Common Shares	Exercise of Warrants	4,290	$9.65

March 19, 2019	Common Shares	Shares issued for an Acquisition	25,809	$9.69

March 20, 2019	Common Shares	Exercise of Warrants	36,110	$4.00

March 20, 2019	Common Shares	Exercise of Stock Options	500	$4.79

March 20, 2019	Common Shares	Exercise of Stock Options	16,667	$7.95

March 20, 2019	Common Shares	Exercise of Stock Options	3,900	$9.03

March 20, 2019	Common Shares	Exercise of Stock Options	5,000	$11.53

March 20, 2019	Common Shares	Exercise of Stock Options	20,750	$8.28

March 20, 2019	Common Shares	Exercise of Stock Options	900	$5.45

March 20, 2019	Common Shares	Exercise of Stock Options	4,167	$10.30

March 20, 2019	Common Shares	Exercise of Stock Options	6,250	$8.07

March 20, 2019	Common Shares	Exercise of Stock Options	25,786	$2.66

March 21, 2019	Common Shares	Exercise of Stock Options	3,667	$7.95

March 21, 2019	Common Shares	Exercise of Stock Options	1,234	$4.79

March 21, 2019	Common Shares	Exercise of Stock Options	10,000	$10.95

March 21, 2019	Common Shares	Exercise of Stock Options	2,000	$4.64

March 21, 2019	Common Shares	Exercise of Stock Options	500	$2.66

March 21, 2019	Common Shares	Exercise of Stock Options	11,250	$8.07

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/ Exercise Price per Security

March 21, 2019	Common Shares	Exercise of Stock Options	100,000	$0.30

March 21, 2019	Common Shares	Exercise of Stock Options	250,000	$2.56

March 21, 2019	Common Shares	Exercise of Stock Options	83,333	$2.39

March 21, 2019	Common Shares	Exercise of Stock Options	20,833	$2.76

March 21, 2019	Common Shares	Exercise of Stock Options	1,000	$7.20

March 21, 2019	Common Shares	Exercise of Stock Options	16,667	$1.30

March 21, 2019	Common Shares	Exercise of Stock Options	334	$8.61

March 21, 2019	Common Shares	Exercise of Warrants	87,100	$4.00

March 22, 2019	Common Shares	Exercise of Stock Options	20,000	$11.53

March 22, 2019	Common Shares	Exercise of Stock Options	2,500	$4.64

March 22, 2019	Common Shares	Exercise of Warrants	38,387	$6.94

March 25, 2019	Common Shares	Exercise of Warrants	237	$4.00

March 26, 2019	Common Shares	Exercise of Stock Options	3,459	$2.66

March 26, 2019	Common Shares	Exercise of Stock Options	3,700	$9.96

March 26, 2019	Common Shares	Exercise of Warrants	2,000	$4.00

March 26, 2019	Common Shares	Exercise of Warrants	89,107	$2.81

March 27, 2019	Common Shares	Exercise of Stock Options	1,883	$2.76

March 27, 2019	Common Shares	Exercise of Stock Options	4,469	$5.45

March 27, 2019	Common Shares	Exercise of Stock Options	3,000	$4.64

March 28, 2019	Common Shares	Exercise of Stock Options	2,000	$8.18

March 28, 2019	Common Shares	Exercise of Stock Options	62,500	$8.38

The following table sets out details of all securities convertible or exercisable into Common Shares that were issued or granted by the Company during the 12 months prior to the date of this Prospectus.

Date of Issuance	Type of Security Issued	Number of Common Shares Issuable Upon Exercise or Conversion	Exercise or Conversion Price Per Common Share

March 28, 2018	Stock Options	50,000	$9.53

March 29, 2018	Stock Options	25,000	$9.03

April 3, 2018	Stock Options	100,000	$9.07

April 9, 2018	Stock Options	250,000	$8.10

April 12, 2018	Stock Options	100,000	$7.93

April 17, 2018	Stock Options	50,000	$8.93

April 23, 2018	Stock Options	100,000	$8.61

April 24, 2018	Stock Options	50,000	$8.02

Date of Issuance	Type of Security Issued	Number of Common Shares Issuable Upon Exercise or Conversion	Exercise or Conversion Price Per Common Share

April 25, 2018	Stock Options	100,000	$8.24

April 27, 2018	Stock Options	100,000	$7.72

May 3, 2018	Stock Options	350,000	$7.95

May 7, 2018	Stock Options	50,000	$8.03

May 10, 2018	Stock Options	100,000	$8.03

May 11, 2018	Stock Options	175,000	$7.96

May 14, 2018	Stock Options	455,000	$8.07

May 18, 2018	Stock Options	200,000	$7.20

May 22, 2018	Stock Options	100,000	$7.92

May 23, 2018	Stock Options	275,000	$8.38

May 28, 2018	Stock Options	125,000	$8.02

May 30, 2018	Stock Options	50,000	$8.14

May 31, 2018	Stock Options	150,000	$8.18

June 5, 2018	Stock Options	350,000	$8.18

June 6, 2018	Stock Options	225,000	$8.71

June 8, 2018	Stock Options	50,000	$9.64

June 14, 2018	Stock Options	50,000	$9.02

June 15, 2018	Stock Options	100,000	$8.98

June 19, 2018	Stock Options	50,000	$9.13

June 20, 2018	Stock Options	100,000	$9.54

June 25, 2018	Stock Options	100,000	$9.99

June 28, 2018	Stock Options	50,000	$8.96

June 29, 2018	Stock Options	100,000	$9.41

July 4, 2018	Stock Options	150,000	$9.28

July 12, 2018	Stock Options	236,000	$9.03

July 13, 2018	Stock Options	50,000	$8.93

July 17, 2018	Stock Options	65,000	$8.06

July 19, 2018	Stock Options	340,000	$7.96

July 20, 2018	Stock Options	140,000	$7.68

July 24, 2018	Stock Options	80,000	$7.70

July 26, 2018	Stock Options	11,404,830	$2.66

July 26, 2018	Stock Options	328,896	$5.45

July 26, 2018	Stock Options	436,144	$4.79

Date of Issuance	Type of Security Issued	Number of Common Shares Issuable Upon Exercise or Conversion	Exercise or Conversion Price Per Common Share

July 26, 2018	Stock Options	580,489	$8.28

July 26, 2018	Stock Options	918,775	$5.45

July 26, 2018	Stock Options	364,650	$4.79

July 26, 2018	Stock Options	80,000	$6.94

July 31, 2018	Stock Options	180,000	$6.81

August 3, 2018	Stock Options	5,527,000	$7.39

August 7, 2018	Stock Options	160,000	$6.54

August 13, 2018	Stock Options	130,000	$6.09

August 20, 2018	Stock Options	160,000	$6.50

August 21, 2018	Stock Options	70,000	$7.61

August 24, 2018	Stock Options	10,000	$8.03

August 27, 2018	Stock Options	25,000	$8.59

August 29, 2018	Stock Options	80,000	$8.54

August 31, 2018	Stock Options	40,000	$8.79

September 6, 2018	Stock Options	120,000	$8.68

September 14, 2018	Stock Options	200,000	$8.30

September 17, 2018	Stock Options	1,100,000	$8.54

September 24, 2018	Stock Options	220,000	$11.84

September 25, 2018	Stock Options	40,000	$12.27

September 28, 2018	Stock Options	200,000	$11.68

October 3, 2018	Stock Options	375,000	$11.93

October 9, 2018	Stock Options	343,000	$12.81

October 12, 2018	Stock Options	65,000	$12.62

October 23, 2018	Stock Options	130,000	$11.42

October 25, 2018	Stock Options	120,000	$9.46

October 31, 2018	Stock Options	130,000	$7.97

November 6, 2018	Stock Options	163,750	$9.56

November 8, 2018	Stock Options	40,000	$10.59

November 9, 2018	Stock Options	730,000	$9.94

November 14, 2018	Stock Options	100,000	$8.74

November 20, 2018	Stock Options	120,000	$8.02

November 27, 2018	Stock Options	288,000	$7.51

November 28, 2018	Stock Options	60,000	$7.29

Date of Issuance	Type of Security Issued	Number of Common Shares Issuable Upon Exercise or Conversion	Exercise or Conversion Price Per Common Share

November 30, 2018	Stock Options	140,000	$7.51

December 5, 2018	Stock Options	270,000	$7.12

December 6, 2018	Stock Options	30,000	$6.21

December 7, 2018	Stock Options	655,000	$7.05

December 11, 2018	Stock Options	100,000	$7.67

December 12, 2018	Stock Options	68,000	$7.93

December 13, 2018	Stock Options	120,000	$8.15

December 14, 2018	Stock Options	240,000	$7.61

December 17, 2018	Stock Options	220,000	$7.84

December 18, 2018	Stock Options	40,000	$7.41

December 21, 2018	Stock Options	702,000	$6.88

December 28, 2018	Stock Options	80,000	$6.80

January 2, 2019	Stock Options	200,000	$6.78

January 3, 2019	Stock Options	250,000	$7.09

January 4, 2019	Stock Options	195,000	$6.91

January 8, 2019	Stock Options	300,000	$6.99

January 9, 2019	Stock Options	201,000	$6.68

January 11, 2019	Stock Options	75,000	$7.88

January 14, 2019	Stock Options	205,000	$8.47

January 15, 2019	Stock Options	40,000	$9.00

January 16, 2019	Stock Options	40,000	$9.26

January 17, 2019	Stock Options	120,000	$9.72

January 21, 2019	Stock Options	68,000	$8.53

January 22, 2019	Stock Options	40,000	$8.40

January 23, 2019	Stock Options	20,000	$8.28

January 25, 2019	Stock Options	120,000	$8.84

January 28, 2019	Stock Options	40,000	$8.88

January 31, 2019	Stock Options	80,000	$9.08

February 4, 2019	Stock Options	120,000	$9.70

February 5, 2019	Stock Options	195,000	$10.55

February 11, 2019	Stock Options	80,000	$9.95

February 13, 2019	Stock Options	170,000	$9.47

February 15, 2019	Stock Options	218,000	$9.43

Date of Issuance	Type of Security Issued	Number of Common Shares Issuable Upon Exercise or Conversion	Exercise or Conversion Price Per Common Share

February 21, 2019	Stock Options	465,000	$9.30

February 26, 2019	Stock Options	40,000	$9.59

February 27, 2019	Stock Options	40,000	$10.20

March 5, 2019	Stock Options	315,000	$9.60

March 8, 2019	Stock Options	140,000	$10.20

March 12, 2019	Stock Options	160,000	$10.62

March 13, 2019	Stock Options (1)	19,961,754	$10.34

March 13, 2019	Stock Options	650,000	$10.64

March 15, 2019	Stock Options	220,000	$11.92

March 18, 2019	Stock Options	525,000	$12.83

March 21, 2019	Stock Options	320,000	$13.03

March 25, 2019	Stock Options	150,000	$12.10

March 28, 2019	Stock Options	512,500	$11.83

Convertible Notes

January 24, 2019	Senior Notes (3)	47,737,650	US$7.32

Warrants

July 25, 2018	Warrants	10,278,125	$9.65

August 8, 2018	Warrants	6,358,210	$9.37

November 22, 2018	Warrants	2,255,219	$6.94

March 13, 2019	Warrants	74	$6.94

RSU and DSUs

July 12, 2018	RSUs	128,527	$9.03

August 3, 2018	RSUs	440,000	$7.39

September 17, 2018	RSUs	55,000	$8.54

November 9, 2018	RSUs	10,000	$9.94

November 30, 2018	DSUs	24,000	$7.51

February 15, 2019	RSUs	5,000	$9.43

February 15, 2019	DSUs	5,000	$9.43

February 21, 2019	RSUs	75,000	$9.30

(1)

These options were granted to ACI Holdings. See “Our Business – Recent Developments – Senior Advisory Services Agreement.” These are inducement options and do not form part of the allocation under our Stock Option Plan.

(2)

These Senior Notes are unsecured, mature on February 28, 2024 and bear interest at a rate of 5.5% per annum, payable semi-annually. The initial conversion rate for the Senior Notes is 138.37 Common Shares per US$1,000 principal amount of Senior Notes, equivalent to an initial conversion price of approximately US$7.23 per Common Share. The initial conversion rate is subject to adjustment in certain events.

TRADING PRICE AND VOLUME

Our common shares are listed on the TSX and NYSE under the trading symbol “ACB”. The following tables set forth information relating to the trading of the common shares on the TSX and NYSE for the months indicated.

Month	TSX Price Range		Total Volume
	High	Low

January 2018	15.20	8.90	604,723,498

February 2018	12.55	7.11	365,286,690

March 2018	11.98	8.81	217,623,205

April 2018	9.34	6.75	226,335,287

May 2018	8.77	7.17	149,828,955

June 2018	10.72	8.02	243,443,443

July 2018	9.52	6.53	189,587,987

August 2018	9.38	5.29	428,603,704

September 2018	13.48	7.65	740,328,157

October 2018	16.24	7.25	872,736,309

November 2018	10.65	7.07	372,391,491

December 2018	8.31	6.21	253,376,955

January 2019	9.97	6.59	406,049,392

February 2019	10.94	8.83	325,088,920

March 1 – 28, 2019	13.67	9.35	432,097,832

Month	NYSE Price Range (in US$)		Total Volume
	High	Low

October 23 – October 31, 2018	8.63	5.39	170,861,074

November 2018	8.12	5.31	306,636,109

December 2018	6.23	4.58	263,352,848

January 2019	7.52	4.83	505,506,097

February 2019	8.34	6.66	522,841,015

March 1 – 28, 2019	10.32	7.01	949,028,119

PLAN OF DISTRIBUTION

We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102—Shelf Distributions, including sales made directly on the TSX, NYSE or other existing trading markets for the Securities. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer different classes of Securities in the same offering, or we may offer different classes of Securities in separate offerings.

This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

We and/or the selling securityholders may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. In addition, underwriters or agents may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or agents and/or commissions from the purchasers for which they may act as agent. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Warrants, Options, Subscription Receipts, Debt Securities and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Warrants, Options, Subscription Receipts, Debt Securities or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Options, Subscription Receipts, Debt Securities or Units may be sold and purchasers may not be able to resell Warrants, Options, Subscription Receipts, Debt Securities or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Warrants, Options, Subscription Receipts, Debt Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Warrants, Options, Subscription Receipts, Debt Securities or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Warrants, Options, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Warrants, Options, Subscription Receipts, Debt Securities or Units.

In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

DESCRIPTION OF SECURITIES

The Securities may be offered under this Prospectus in amounts and at prices to be determined based on market conditions at the time of the sale and such amounts and prices will be set forth in the accompanying Prospectus Supplement. The Securities may be issued alone or in combination and for such consideration determined by our board of directors.

Common Shares

The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat, except those meetings at which only the holders shares of another class or of a particular series are entitled to vote. Each Common Share entitles its holder to one vote. The holders of Common Shares are entitled to receive on a pro-rata basis such dividends as the board of directors may declare out of funds legally available therefor. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive on a pro-rata basis all of assets of the Company remaining after payment of all of liabilities. The Common Shares carry no pre-emptive or conversion rights.

Warrants

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares. To the extent required under applicable law, we will not offer Warrants for sale separately to any member of the public in Canada unless the offering of such Warrants is in connection with and forms a part of the consideration for an acquisition or merger transaction, or unless the applicable Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved, in accordance with applicable laws, for filing by the securities commissions or similar regulatory authorities in each of the jurisdictions where the Warrants will be offered for sale.

Subject to the foregoing, we may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued directly by us to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent. Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

This summary of some of the provisions of the Warrants is not complete. The statements made in the Prospectus relating to any warrant agreement and Warrants to be issued under the Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. Investors should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering of Warrants will be filed by us with the applicable securities regulatory authorities in Canada following its execution.

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	if applicable, the identity of the Warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•	any minimum or maximum subscription amount;

•

the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

•	the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•

whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Warrants and the Common Shares to be issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Common Shares to be issued upon exercise of the Warrants;

•	material Canadian and United States federal income tax consequences of owning and exercising the Warrants; and

•	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares purchasable upon such exercise or the right to vote such underlying securities.

Options

We may issue or grant Options in connection with acquisitions, merger transactions, or to directors, officers, employees or consultants, as applicable. This section describes the general terms that may apply to such Options and does not purport to be complete.

The particular terms and conditions applicable to each Option issue will be comprehensively described in the applicable Option Agreement and related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Options;

•	the price at which the Options will be offered;

•	the currency or currencies in which the Options will be offered;

•	the date on which the right to exercise the Options will commence and the date on which the right will expire;

•	the number of Common Shares that may be issued upon exercise of each Option and the price and currency or currencies in which the Common Shares may be purchased upon exercise of each Option;

•	the date or dates, if any, on or after which the Options and the related securities will be transferable separately;

•	any resale restrictions and vesting criteria related to the Options;

•	any applicable accelerated vesting provisions applicable to the Options;

•	any early termination provisions relating to the Options;

•	any material risk factors relating to such Options and the Common Shares to be issued upon exercise of the Options;

•	any other rights, privileges, restrictions and conditions attaching to the Options and the Common Shares to be issued upon exercise of the Options;

•	material Canadian and United States federal income tax consequences of owning and exercising the Options; and

•	any other material terms and conditions of the Options and the Securities to be issued upon exercise of the Options.

Prior to the exercise of any Options, holders of Options will not have any of the voting or other rights applicable to holders of Common Shares.

Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant to the Prospectus. Subscription Receipts may be offered separately or together with Common Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a Subscription Receipt agreement.

In the event we issue Subscription Receipts, we will provide the original purchasers of Subscription Receipts a contractual right of rescission exercisable following the issuance of common shares to such purchasers.

The applicable Prospectus Supplement will include details of the Subscription Receipt agreement covering the Subscription Receipts being offered. A copy of the Subscription Receipt agreement relating to an offering of Subscription Receipts will be filed by us with the applicable securities regulatory authorities after it has been entered into by us. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

•	the procedures for the exchange of the Subscription Receipts into Common Shares, Warrants or Units;

•	the number of Common Shares, Warrants or Units that may be issued upon exercise or deemed conversion of each Subscription Receipt;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	conditions to the conversion or exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	the dates or periods during which the Subscription Receipts may be converted or exchanged;

•	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically converted or exchanged;

•

provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

•	if applicable, the identity of the Subscription Receipt agent;

•	whether the Subscription Receipts will be listed on any securities exchange;

•	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon conversion or exchange of the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•	material Canadian and United States income tax consequences of owning or converting or exchanging the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts and the Securities to be issued upon the exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

Description of Debt Securities

We may issue Debt Securities in one or more series under an indenture (the “Indenture”), to be entered into among the Company and a trustee. The Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description sets forth certain general material terms and provisions of the Debt Securities and is not intended to be complete. For a more complete description, prospective investors should refer to the Indenture and the terms of the Debt Securities. If Debt Securities are issued, we will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable Prospectus Supplement and not on the following information to the extent that the information in such Prospectus Supplement is different from the following information. We will file as exhibits to the Registration Statement, of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company furnishes to the SEC, any supplemental indenture describing the terms and conditions of Debt Securities that we are offering before the issuance of such Debt Securities.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur. The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company. The Indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

•	the title of the Debt Securities;

•

any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

•	whether the payment of principal, interest and premium, if any, on the Debt Securities will be our senior, senior subordinated or subordinated obligations;

•	whether payment of principal, interest and premium, if any, on the Debt Securities will be secured by certain assets of the Company and any applicable guarantors;

•	whether payment of the Debt Securities will be guaranteed by any other person;

•	the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

•

the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined;

•	the place or places we will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

•

whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

•

whether we will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

•	whether we may redeem the Debt Securities, in whole or in part, prior to maturity and the terms and conditions of any such redemption;

•

the denominations in which we will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security shall be issuable;

•	whether we will make payments on the Debt Securities in a currency other than U.S. dollars;

•	whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

•	whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the Debt Securities as unregistered securities, registered securities or both;

•	any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

•	whether the holders of any series of Debt Securities have special rights if specified events occur;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if we have a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and may offer and sell the Debt Securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Guarantees

Our payment obligations under any series of Debt Securities may be guaranteed by certain of our direct or indirect subsidiaries. In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Company. The terms of such guarantees will be set forth in the applicable Prospectus Supplement.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, and except to the extent prescribed by law, each series of Debt Securities shall be senior, unsubordinated and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other senior, unsubordinated and unsecured obligations of the Company.

Our Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior, senior subordinated or will be subordinated to the prior payment of the Company’s other liabilities and obligations, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, the Company will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, the Company may at any time and in the Company’s sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency designated by the Company, or at the Company’s option the Company can pay principal, interest, if any, and premium, if any, by check mailed to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•

issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

•

register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Provision of Financial Information

The Company will file with the Trustee within 15 days after the Company files the same with the SEC, (i) copies of the annual reports containing audited financial statements and copies of quarterly reports containing unaudited financial statements and (ii) copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with or furnish to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

In the event that the Company is not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, it will continue to file with the SEC and provide the Trustee:

•

within 140 days after the end of each fiscal year, annual reports on Form 20-F, 40-F or Form 10-K, as applicable (or any successor form), containing audited financial statements and the other financial information required to be contained therein (or required in such successor form); and

•

within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K or Form 10-Q (or any successor form), containing unaudited financial statements and the other financial information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

•	the Company fails to pay principal of, or any premium on any Debt Security of that series when it is due and payable;

•	the Company fails to pay interest payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

•	the Company fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;

•

the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

•	certain events involving the Company’s bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

If an event of default for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

•	the entire principal and interest of the Debt Securities of the series; or

•	if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Company’s bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

The Company will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults. The Company will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

•

the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

•

the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected (or in the case of bankruptcy, insolvency or reorganization, all series outstanding) by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders’ notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When the Company uses the term “defeasance”, it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company’s option:

•	the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

•	the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Company must deliver to the trustees:

•

an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of the Company’s officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Company is to be discharged from its obligations with respect to the Debt Securities, and not just from the Company’s covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	the Company is not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more Supplemental Indentures (a “Supplemental Indenture”) with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

•	change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

•	reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any additional amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

•	change the place or currency of any payment;

•	affect the holder’s right to require the Company to repurchase the Debt Securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of Debt Securities;

•	reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

•	evidence its successor under the Indenture;

•	add covenants of the Company or surrender any right or power of the Company for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

•	establish the forms of the Debt Securities;

•	appoint a successor trustee under the Indenture;

•	add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any; or

•

change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Corporation’s creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Jurisdiction and Service

Under the Indenture, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Units

We may issue Units comprised of one or more of the other Securities described in the Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

•	the number of Units offered;

•	the price or prices, if any, at which the Units will be issued;

•	the currency at which the Units will be offered;

•	the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;

•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•

any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

RISK FACTORS

Before making an investment decision to purchase any Securities, investors should carefully consider the information described in this Prospectus and the documents incorporated or deemed incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described in the 2018 AIF, in the 2018 MD&A and any other risk factors described herein or in a document incorporated or deemed incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated or deemed incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the adverse effects set out in the risk factors described herein, in the 2018 AIF, in the 2018 MD&A, in another document incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the adverse effects set out in the risk factors herein, in the 2018 AIF, in the 2018 MD&A, in the other documents incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Risks relating to our Business

Our business is reliant on the good standing of our licenses.

Our ability to continue our business of growth, storage and distribution of cannabis is dependent on the good standing of all of our licenses, authorizations and permits and adherence to all regulatory requirements related to such activities. Any failure to comply with the terms of the licenses, or to migrate or renew the licenses after their expiry dates, would have a material adverse impact on our financial condition and operations of the business. Although we believe that we will meet the requirements of the Cannabis Act for migration and future extensions or renewals of the licenses, there can be no assurance that Health Canada will migrate, extend or renew the licenses, or if extended or renewed, that they will be extended or renewed on the same or similar terms. Should Health Canada or the Canada Revenue Agency not extend or renew the licenses or should they renew the licenses on different terms, our business, financial condition and operating results would be materially adversely affected.

We compete for market share with a number of competitors and expect even more competitors to enter our market, and many of our current and future competitors may have longer operating histories, more financial resources and lower costs than us.

We expect significant competition from other companies in light of the recent coming into force of the Cannabis Act. A large number of companies appear to be applying for cultivation, processing and sale licenses, some of which may have significantly greater financial, technical, marketing and other resources than us, may be able to devote greater resources to the development, promotion, sale and support of their products and services, and may have more extensive customer bases and broader customer relationships. Our future success depends upon our ability to achieve competitive per unit costs through increased production and on our ability to recognize higher margins through the sale of higher margin products. To the extent that we are not able to produce our products at competitive prices or consumers prioritize established low margin products over innovative, higher margin products, our business, financial conditions and operations could be materially and adversely affected.

Should the size of the cannabis market increase as projected the overall demand for products and number of competitors will increase as well, and in order for us to be competitive we will need to invest significantly in research and development, market development, marketing, production expansion, new client identification, distribution channels and client support. If we are not successful in obtaining sufficient resources to invest in these areas, our ability to compete in the market may be adversely affected, which could materially and adversely affect our business, financial conditions and operations.

Change in the laws, regulations and guidelines that impact our business may cause adverse effects on our operations.

Our business is subject to a variety of laws, regulations and guidelines relating to the marketing, acquisition, manufacture, management, transportation, storage, sale, labeling and disposal of cannabis as well as laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. Changes to such laws, regulations and guidelines may cause adverse effects on our operations.

The Cannabis Act and its regulations came into force in Canada on October 17, 2018. The legislative framework pertaining to the Canadian non-medical cannabis market is subject to significant provincial and territorial regulation. The legal framework varies across provinces and territories and results in an asymmetric regulatory and market environment, different competitive pressures and significant additional compliance and other costs and/or limitations on our ability to participate in such market.

We operate in a highly regulated business and any failure or significant delay in obtaining regulatory approvals could adversely affect our ability to conduct our business.

Achievement of our business objectives are contingent, in part, upon compliance with the regulatory requirements, including those imposed by Health Canada, enacted by applicable government authorities and obtaining all regulatory approvals, where necessary, for the sale of our products. We cannot predict the time required to secure all appropriate regulatory approvals for our products, or the extent of testing and documentation that may be required by government authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a material adverse effect on our business, results of operation and financial condition.

We have a limited operating history and there is no assurance we will be able to achieve or maintain profitability.

Aurora Marijuana Inc., prior to the completion of the reverse takeover of Prescient Mining Corp. on December 9, 2014, was the entity in which our business was organized, was incorporated in 2013, and our business began operations in 2015, and started generating revenues from the sale of medical cannabis in January 2016. We are subject to all of the business risks and uncertainties associated with any early-stage enterprise, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources, and lack of revenues.

We have incurred operating losses in recent periods. We may not be able to achieve or maintain profitability and may continue to incur significant losses in the future. In addition, we expect to continue to increase operating expenses as we implement initiatives to grow our business. If our revenues do not increase to offset these expected increases in costs and operating expenses, we will not be profitable. There is no assurance that we will be successful in achieving a return on shareholders’ investments and the likelihood of success must be considered in light of the early stage of our operations.

The cannabis business may be subject to unfavorable publicity or consumer perception.

The success of the cannabis industry may be significantly influenced by the public’s perception of cannabis. Cannabis is a controversial topic, and there is no guarantee that future scientific research, publicity, regulations, medical opinion and public opinion relating to cannabis will be favorable. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for our products and our business, financial condition, results of operations and prospects. Our dependence upon consumer perceptions means that adverse scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity, whether or not accurate or with merit, could have a material adverse effect on us, the demand for products, and our business, financial condition, results of operations and prospects. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of cannabis in general, or our products specifically, or associating the consumption of cannabis with illness or other negative effects or events, could have such a material adverse effect on us. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products legally, appropriately or as directed.

We may not be able to realize our growth targets.

Our ability to continue the production of cannabis products at the same pace as we are currently producing or at all, and our ability to continue to increase both our production capacity and our production, may be affected by a number of factors, including plant design errors, non-performance by third party contractors, increases in materials or labor costs, construction performance falling below expected levels of output or efficiency, environmental pollution, contractor or operator errors, breakdowns, aging or failure of equipment or processes, labor disputes, as well as factors specifically related to indoor agricultural and processing practices, such as reliance on provision of energy and utilities to the facility, and potential impacts of major incidents or catastrophic events on the facility, such as fires, explosions, earthquakes or storms.

Our continued growth may require additional financing, which may not be available on acceptable terms or at all.

Our continued development may require additional financing. The failure to raise such capital could result in the delay or indefinite postponement of our current business strategy or our ceasing to carry on business. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be available on favorable terms. If additional funds are raised through issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution. In addition, from time to time, we may enter into transactions to acquire assets or the shares of other companies. These transactions may be financed wholly or partially with debt, which may increase our debt levels above industry standards or our ability to service such debt. Any debt financing obtained in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which could make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Debt financings may contain provisions, which, if breached, entitle lenders to accelerate repayment of debt and there is no assurance that we would be able to repay such debt in such an event or prevent the enforcement of security, if any, granted pursuant to such debt financing.

We may be subject to uninsured or uninsurable risks.

We may be subject to liability for risks against which we cannot insure or against which we may elect not to insure due to the high cost of insurance premiums or other factors. The payment of any such liabilities would reduce the funds available for our normal business activities. Payment of liabilities for which we do not carry insurance may have a material adverse effect on our financial position and operations.

Our success will depend on attracting and retaining key personnel.

Our success will depend on our directors’ and officers’ ability to develop and execute on our business strategies and manage our ongoing operations, and on our ability to attract and retain key personnel. As the Cannabis Act requires us to retain certain prescribed personnel that can obtain security clearance, the loss of any such key personnel, their failure to maintain security clearance or our inability to find and retain new key persons could have a material adverse effect on our business. Competition for qualified technical, sales and marketing staff, as well as officers and directors can be intense, and no assurance can be provided that the Company will be able to attract or retain key personnel in the future, which may adversely impact the Company’s operations.

We have expanded and intend to further expand our business and operations into jurisdictions outside of Canada, and there are risks associated with doing so.

We intend to continue to expand our operations and business into jurisdictions outside of Canada. There can be no assurance that any market for our products will develop in any such foreign jurisdiction. We may face new or unexpected risks or significantly increase our exposure to one or more existing risk factors, including economic instability, changes in laws and regulations and the effects of additional competition. These factors may limit our capability to successfully expand our operations and may have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”) and the United States Foreign Corrupt Practices (“FCPA”), as well as the other anti-bribery laws of the other nations in which we conduct business, could subject us to penalties and other adverse consequences.

We are subject to the CFPOA and the FCPA, which generally prohibit companies and company employees from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. The CFPOA and the FCPA also require companies to maintain accurate books and records and internal controls, including at foreign controlled subsidiaries. In addition, we are subject to other anti-bribery laws of the nations in which we conduct business that apply similar prohibitions as the CFPOA and FCPA (e.g. the Organization for Economic Co-operation and Development Anti-Bribery Convention). Our employees or other agents may, without our knowledge and despite our efforts, engage in prohibited conduct under our policies and procedures and the CFPOA, the FCPA or other anti-bribery laws to which we may be subject for which we may be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Third parties with whom we do business may perceive themselves as being exposed to reputational risk by virtue of their relationship with us and may ultimately elect not to do business with us.

The parties with which we do business may perceive that they are exposed to reputational risk as a result of our cannabis business activities. Failure to establish or maintain business relationships could have a material adverse effect on us.

We may enter into strategic alliances or expand the scope of currently existing relationships with third parties that we believe compliment or augment our business, financial condition and results of operation and there are risks associated with such activities.

We have entered into, and may in the future enter into, strategic alliances with third parties that we believe will complement or augment our existing business. Our ability to complete strategic alliances is dependent upon, and may be limited by, the availability of suitable candidates and capital. In addition, strategic alliances could present unforeseen regulatory issues, integration obstacles or costs, may not enhance our business, and may involve risks that could adversely affect us, including significant amounts of management time that may be diverted from operations in order to pursue and complete such transactions or maintain such strategic alliances. Future strategic alliances could result in the incurrence of additional debt, costs and contingent liabilities, and there can be no assurance that future strategic alliances will achieve, or that our existing strategic alliances will continue to achieve, the expected benefits to our business or that we will be able to consummate future strategic alliances on satisfactory terms, or at all. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to product liability claims.

As a manufacturer and distributor of products designed to be inhaled and ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of cannabis products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that the products produced by us caused or contributed to injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation and goodwill with our customers and consumers generally, and could have a material adverse effect on our business, financial condition and results of operations. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

Our cannabis products may be subject to recalls for a variety of reasons.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the products produced by us are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although we have detailed procedures in place for testing finished products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits, whether frivolous or otherwise. Additionally, if any of the products produced by us were subject to recall, the reputation and goodwill of that product and/or us could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our business, financial condition and results of operations. Additionally, product recalls may lead to increased scrutiny of our operations by Health Canada or other regulatory agencies, requiring further management attention, increased compliance costs and potential legal fees, fines, penalties and other expenses. Furthermore, any product recall affecting the cannabis industry more broadly could lead consumers to lose confidence in the safety and security of the products sold by holders of licenses under the Cannabis Act generally, which could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to successfully develop new products or find a market for their sale.

The medical and non-medical cannabis industries are in their early stages of development and it is likely that we, and our competitors, will seek to introduce new products in the future. In attempting to keep pace with any new market developments, we may need to expend significant amounts of capital in order to successfully develop and generate revenues from new products introduced by us. As well, we may be required to obtain additional regulatory approvals from Health Canada and any other applicable regulatory authorities, which may take significant amounts of time and entail significant costs. We may not be successful in developing effective and safe new products, bringing such products to market in time to be effectively commercialized, or obtaining any required regulatory approvals, which, together with any capital expenditures made in the course of such product development and regulatory approval processes, may have a material adverse effect on our business, financial condition and results of operations.

Certain of our directors and officers may have conflicts of interests due to other business relationships.

Certain of our directors and officers are also directors and officers of other companies. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors and officers conflict with or diverge from our interests. In accordance with the BCBCA, directors who have a material interest in any person who is a party to a material contract or a proposed material contract are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract.

We may become party to litigation, mediation and/or arbitration from time to time.

We may become party to regulatory proceedings, litigation, mediation and/or arbitration from time to time in the ordinary course of business which could adversely affect our business. Monitoring and defending against legal actions, whether or not meritorious, can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. In addition, legal fees and costs incurred in connection with such activities may be significant and we could, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages. While we have insurance that may cover the costs and awards of certain types of litigation, the amount of insurance may not be sufficient to cover any costs or awards. Substantial litigation costs or an adverse result in any litigation may adversely impact our business, operating results or financial condition.

Our business is subject to the risks inherent in agricultural operations.

Since our business revolves mainly around the growth and processing of cannabis, an agricultural product, the risks inherent with agricultural businesses apply to our business. Such risks may include disease and insect pests, among others. Although we currently grow and expect to grow the significant majority of our product in climate controlled, monitored, indoor locations, there is no guarantee that changes in outside weather and climate will not adversely affect production. Further, any rise in energy costs may have a material adverse effect on our ability to produce cannabis.

The price of production of cannabis will vary based on a number of factors outside of our control.

Our revenues are in a large part derived from the production, sale and distribution of cannabis. The price of production, sale and distribution of cannabis is dependent on a number of key inputs and their related costs, including raw materials and supplies related to our growing operations, as well as electricity, water and other utilities. Our cannabis growing operations consume considerable energy, making us vulnerable to rising energy costs. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact our financial condition and operating results. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on our business, financial condition, results of operations and prospects. This includes any change in the price of adult use products set by the applicable province or territory.

Any prolonged disruption in courier service used to distribute our product could impact our business and ability to operate profitably.

We depend on fast, cost-effective and efficient courier services to distribute our product to both wholesale and retail customers. Any prolonged disruption of this courier service could have an adverse effect on our financial condition and results of operations. Rising costs associated with the courier service we use to ship our products may also adversely impact our business and our ability to operate profitably.

Our operations are subject to various environmental and employee health and safety regulations.

Our operations are subject to environmental and safety laws and regulations concerning, among other things, emissions and discharges to water, air and land, the handling and disposal of hazardous and non-hazardous materials and wastes, and employee health and safety. We incur ongoing costs and obligations related to compliance with environmental and employee health and safety matters. Failure to obtain an environmental compliance approval under applicable regulations or otherwise comply with environmental and safety laws and regulations may result in additional costs for corrective measures, penalties or in restrictions on our manufacturing operations. In addition, changes in environmental, employee health and safety or other laws, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to protect our intellectual property.

Our success depends in part on our ability to protect our ideas and technology. Even if we move to protect our technology with trademarks, patents, copyrights or by other means, we are not assured that competitors will not develop similar technology, business methods or that we will be able to exercise our legal rights. Other countries may not protect intellectual property rights to the same standards as does Canada. Actions taken to protect or preserve intellectual property rights may require significant financial and other resources such that said actions have a meaningfully impact our ability to successfully grow our business.

Our business may be affected by political and economic instability.

We may be affected by possible political or economic instability. The risks include, but are not limited to, terrorism, military repression, extreme fluctuations in currency exchange rates and high rates of inflation. Changes in medicine and agricultural development or investment policies or shifts in political attitude in certain countries may adversely affect our business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, distribution, price controls, export controls, income taxes, expropriation of property, maintenance of assets, environmental legislation, land use, land claims of local people and water use. The effect of these factors cannot be accurately predicted.

Our expansion efforts may not be successful.

There is no guarantee that our intentions to acquire and/or construct additional cannabis production and manufacturing facilities in Canada and in other jurisdictions with legal cannabis markets, and to expand our marketing and sales initiatives will be successful. Any such activities will require, among other things, various regulatory approvals, licenses and permits (such as additional licenses from Health Canada under the Cannabis Act, as applicable) and there is no guarantee that all required approvals, licenses and permits will be obtained in a timely fashion or at all. There is also no guarantee that we will be able to complete any of the foregoing activities as anticipated or at all. Our failure to successfully execute our expansion strategy (including receiving required regulatory approvals and permits) could adversely affect our business, financial condition and results of operations and may result in our failing to meet anticipated or future demand for our cannabis-based pharmaceutical products, when and if it arises.

In addition, the construction of Aurora Sky, Aurora Sun and Aurora Nordic II are subject to various potential problems and uncertainties, and may be delayed or adversely affected by a number of factors beyond our control, including the failure to obtain regulatory approvals, permits, delays in the delivery or installation of equipment by our suppliers, difficulties in integrating new equipment with its existing facilities, shortages in materials or labor, defects in design or construction, diversion of management resources, or insufficient funding or other resource constraints. Moreover, actual costs for construction may exceed our budgets. As a result of construction delays, cost overruns, changes in market circumstances or other factors, we may not be able to achieve the intended economic benefits from the construction of the new facilities, which in turn may materially and adversely affect our business, prospects, financial condition and results of operations.

We may not be able to successfully identify and execute future acquisitions or dispositions, or to successfully manage the impacts of such transactions on our operations.

Over the past 24 months, we have completed a number of significant acquisitions, including our acquisitions of MedReleaf and CanniMed. Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of our ongoing business; (ii) distraction of management; (iii) we may become more financially leveraged; (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected; (v) increasing the scope and complexity of our operations, and (vi) loss or reduction of control over certain of the our assets.

The presence of one or more material liabilities of an acquired company that are unknown to us at the time of acquisition could have a material adverse effect on our results of operations, business prospects and financial condition. A strategic transaction may result in a significant change in the nature of our business, operations and strategy. In addition, we may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into our operations.

We may experience breaches of security at our facilities or in respect of electronic documents and data storage and may face risks related to breaches of applicable privacy laws.

Given the nature of our product and its lack of legal availability outside of channels approved by the Government of Canada, as well as the concentration of inventory in our facilities, despite meeting or exceeding Health Canada’s security requirements, there remains a risk of shrinkage as well as theft. A security breach at one of our facilities could expose us to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential customers from choosing our products.

In addition, we collect and store personal information about our customers and are responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly patient lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on our business, financial condition and results of operations.

Furthermore, there are a number of federal and provincial laws protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. In particular, the privacy rules under PIPEDA, protect medical records and other personal health information by limiting their use and disclosure of health information to the minimum level reasonably necessary to accomplish the intended purpose. If we were found to be in violation of the privacy or security rules under PIPEDA or other laws protecting the confidentiality of patient health information, we could be subject to sanctions and civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, results of operations and financial condition.

We may be subject to risks related to our information technology systems, including cyber-attacks.

We have entered into agreements with third parties for hardware, software, telecommunications and other IT services in connection with its operations. Our operations depend, in part, on how well we and our suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact our reputation and results of operations.

We have not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that we will not incur such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

As a holding company, Aurora Cannabis Inc. is dependent on its operating subsidiaries to pay dividends and other obligations.

Aurora Cannabis Inc. is a holding company and essentially all of its operating assets are the capital stock of its subsidiaries and its business is conducted through subsidiaries which are separate legal entities. Consequently, our cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of our subsidiaries and the distribution of those earnings to us. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of indebtedness and trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

The integration of MedReleaf may not occur as planned and synergy targets may not be achieved.

It is expected that the acquisition of MedReleaf will result in enhanced production capacity, increased earnings and cost savings by taking advantage of operating and other synergies to be realized from our consolidation with MedReleaf and enhanced growth opportunities for the combined company. These anticipated benefits will depend in part on whether MedReleaf and our operations can be integrated in an efficient and effective manner. The integration of the two companies will present challenges to management, including the integration of systems and personnel of the two companies, and special risks, including possible unanticipated liabilities, unanticipated costs, and the loss of key employees. The performance of operations acquired from us from the acquisition of MedReleaf could be adversely affected if the combined company cannot retain key employees to assist in the integration and operation of us and MedReleaf. As a result of these factors, it is possible that the cost reductions and synergies expected from our combination with MedReleaf will not be realized.

Risks Related to our Common Shares

The price of our common shares historically has been volatile. This volatility may affect the price at which you could sell our common shares and the sale of substantial amounts of our common shares could adversely affect the price of our common shares and the value of your notes.

The market price for our common shares on the TSX has varied between a high of $16.24 on October 16, 2018 and a low of $5.29 on August 14, 2018 in the twelve-month period ending on March 28, 2019, and on the NYSE has varied between a high of US$10.32 on March 19, 2019 and a low of US$4.58 on December 24, 2018, during the period since the commencement of trading on the NYSE on October 23, 2018. This volatility may affect the price at which you could sell our common shares, and the sale of substantial amounts of our common shares could adversely affect the price of our common shares. Our share price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in “Risks Related to our Business;” variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

We may not pay dividends in the future.

We have not paid dividends in the past and do not anticipate paying dividends in the near future. We expect to retain our earnings to finance further growth and, when appropriate, retire debt. Any decision to pay dividends on our common shares in the future will be at the discretion of our board of directors (the “Board”) and will depend on, among other things, our results of operations, current and anticipated cash requirements and surplus, financial condition, any future contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law and other factors that the Board may deem relevant. As a result, investors may not receive any return on an investment in our common shares unless they are able to sell their shares for a price greater than that which such investors paid for them.

Future sales or issuances of equity securities could decrease the value of our common shares, dilute investors’ voting power and reduce our earnings per share.

We may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into equity securities and may issue equity securities in acquisitions, such as our proposed acquisitions of Farmacias). We cannot predict the size of future issuances of equity securities or the size and terms of future issuances of debt instruments or other securities convertible into equity securities or the effect, if any, that future issuances and sales of our securities will have on the market price of our common shares.

Additional issuances of our securities may involve the issuance of a significant number of common shares at prices less than the current market price for the common shares. Issuances of substantial numbers of common shares, or the perception that such issuances could occur, may adversely affect prevailing market prices of our common shares. Any transaction involving the issuance of previously authorized but unissued common shares, or securities convertible into common shares, would result in dilution, possibly substantial, to security holders.

Sales of substantial amounts of our securities by us or our existing shareholders, or the availability of such securities for sale, could adversely affect the prevailing market prices for our securities and dilute investors’ earnings per share. Exercises of presently outstanding share options or warrants may also result in dilution to security holders. A decline in the market prices of our securities could impair our ability to raise additional capital through the sale of securities should we desire to do so.

As of March 28, 2019, we had outstanding approximately 1,014,724,749 shares of our common shares and securities exercisable for and convertible into approximately 159,588,423 common shares (of which approximately 103,100,202 were exercisable as of that date). The sale or the availability for sale of a large number of our common shares in the public market could cause the price of our common shares to decline.

The regulated nature of our business may impede or discourage a takeover, which could reduce the market price of our common shares and the value of your notes.

We require and hold various government licenses to operate our business, which would not necessarily continue to apply to an acquiror of our business following a change of control. These licensing requirements could impede a merger, amalgamation, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common shares, which, under certain circumstances, could reduce the market price of our common shares.

There is no assurance we will continue to meet the listing standards of the NYSE and the TSX.

We must meet continuing listing standards to maintain the listing of our common shares on the NYSE and the TSX. If we fail to comply with listing standards and the NYSE and/or the TSX delists our common shares, we and our shareholders could face significant material adverse consequences, including:

•	a limited availability of market quotations for our common shares;
•	reduced liquidity for our common shares;
•

a determination that our common shares are “penny stock,” which would require brokers trading in our common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common shares;

•	a limited amount of news about us and analyst coverage of us; and
•	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

Risks Related to Future Offerings

There is no existing trading market for the Warrants, Subscription Receipts, Debt Securities or Units.

There is no existing trading market for the Warrants, Subscription Receipts, Debt Securities or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that a purchaser will be able to sell any of those Securities at a particular time (if at all). We may not list the Warrants, Subscription Receipts, Debt Securities or Units on any Canadian or U.S. securities exchange.

Future Sales May Affect the Market Price of the Company Shares.

In order to finance future operations, we may determine to raise funds through the issuance of additional Common Shares or the issuance of debt instruments or other securities convertible into Common Shares. We cannot predict the size of future issuances of Common Shares or the issuance of debt instruments or other securities convertible into Common Shares or the dilutive effect, if any, that future issuances and sales of our securities will have on the market price of our Common Shares. These sales may have an adverse impact on the market price of our Common Shares.

Our management will have substantial discretion concerning the use of proceeds.

Our management will have substantial discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

The Company is a Canadian company and shareholder protections differ from shareholder protections in the United States and elsewhere.

We are organized and exist under the laws of British Columbia, Canada and, accordingly, are governed by the BCBCA. The BCBCA differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders’ suits, indemnification of directors and inspection of corporation records.

The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such is exempt from certain provisions applicable to United States domestic public companies.

Because we are a “foreign private issuer” under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•	the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

•

the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 40-F with the United States Securities and Exchange Commission within three months of the end of each fiscal year. We do not intend to voluntarily file annual reports on Form 10-K and quarterly reports on Form 10-Q in lieu of Form 40-F requirements. For so long as we choose to only comply with foreign private issuer requirements, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities.

The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a “U.S. person” (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or other special terms.

LEGAL MATTERS

Certain legal matters relating to the Securities offered by this Prospectus will be passed upon for us by (i) McMillan LLP, Vancouver, B.C., with respect to matters of Canadian law, and (ii) Jenner & Block LLP with respect to matters of United States law. As of the date hereof, the partners and associates of McMillan LLP, as a group, and the partners and associates of Jenner & Block LLP, as a group, each beneficially own less than 1% of the outstanding Common Shares of the Company.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares of the Company is Computershare Trust Company of Canada at its principal office in Vancouver, British Columbia and Toronto, Ontario.

INTEREST OF EXPERTS

The following are the names of each person or company who has prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company:

•	McMillan LLP, as the Company’s counsel with respect to Canadian legal matters;

•	Jenner & Block LLP, as the Company’s counsel with respect to United States legal matters;

•

MNP LLP, Chartered Professional Accountants, as the former external auditor of the Company who reported on the Company’s audited financial statements for the years ended June 30, 2018 and 2017, as filed on SEDAR and incorporated into this Prospectus by reference;

•

Deloitte LLP, Chartered Professional Accountants, Licensed Professional Accountants, as the external auditor of CanniMed who reported on CanniMed’s audited financial statements for the years ended October 31, 2017 and 2016, included in our business acquisition report dated April 30, 2018 which is incorporated into this Prospectus by reference;

•

KPMG LLP, Chartered Professional Accountants, as the external auditor of MedReleaf who reported on MedReleaf’s audited financial statements for the years ended March 31, 2018 and 2017, incorporated by reference in our business acquisition report dated September 17, 2018 which is incorporated into this Prospectus by reference.

Each of KPMG LLP are the auditors of the Company and were, prior to the acquisition of MedReleaf, the auditors of MedReleaf, and MNP LLP was the former auditor of the Company. Each of KPMG and MNP have confirmed with respect to the Company, that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations. Deloitte LLP was the independent auditor of CanniMed for the year ended October 31, 2017, and as of January 29, 2018 and throughout the period covered by the consolidated financial statements of CanniMed on which they reported, Deloitte LLP was independent with respect to CanniMed within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Saskatchewan.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form F-10 under the U.S. Securities Act relating to the offering of the Securities. The Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in the Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

We are subject to the informational reporting requirements of the Exchange Act as the Common Shares are registered under Section 12(b) of the Exchange Act. Accordingly, we are required to publicly file reports and other information with the SEC. Under the MJDS, the Company is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements in connection with meetings of its shareholders. In addition, the officers, directors and principal shareholders of the Company are exempt from the reporting and short-swing profit recovery rules contained in Section 16 of the Exchange Act.

We file annual reports on Form 40-F with the SEC under the MJDS, which annual reports include:

◾	the annual information form;

◾	management’s annual discussion and analysis of financial condition and results of operations;

◾	consolidated audited financial statements, which are prepared in accordance with IFRS, as issued by the IASB; and

◾	other information specified by the Form 40-F.

As a foreign private issuer, we are required to furnish the following types of information to the SEC under cover of Form 6-K:

◾	material information that the Company otherwise makes publicly available in reports that the Company files with securities regulatory authorities in Canada;

◾	material information that the Company files with, and which is made public by, the TSX and NYSE; and

◾	material information that the Company distributes to its shareholders in Canada.

Investors may read and copy, for a fee, any document that the Company has filed with or furnished to the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room. Investors may read and download the documents the Company has filed with the SEC’s Electronic Data Gathering and Retrieval system (“EDGAR”) at www.sec.gov. Investors may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada at www.sedar.com.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part:

(i)	the documents set out under the heading “Documents Incorporated by Reference”;

(ii)	the consents of the Company’s auditor and legal counsel;

(iii)	the powers of attorney from the directors and certain officers of the Company; and

(iv)	the form of Indenture.

A copy of the form of any warrant indenture or subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with or furnished to the SEC under the U.S. Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

The Company is a corporation existing under the Business Corporations Act (British Columbia). All of our directors and officers, and all of the experts named in the Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a majority of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of the Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

We have been advised by our Canadian legal counsel, McMillan LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by McMillan LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with our Registration Statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Corporation Service Company as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of the Securities under the Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Aurora Cannabis Inc. (“we”, “us” or “our company”) is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, we may, subject to Section 163 of the Act:

(a)	indemnify an individual who:

(i)	is or was a director or officer of our company,

(ii)	is or was a director or officer of another corporation (A) at a time when such corporation is or was an affiliate of our company; or (B) at our request, or

(iii)	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, defined below, to which the eligible party is or may be liable; and

(b)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of our company or an eligible party, the court may do one or more of the following:

(a)	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

(d)	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

(e)	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under Part 21.2 of our articles, and subject to the Act, we must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

Under Part 21.3 of our articles, and subject to the Act, we may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for our company. We have entered into indemnity agreements with certain of our directors and officers.

Under Part 21.4 of our articles, we may advance expenses to an eligible party to the extent permitted by and in accordance with the Act.

Pursuant to Part 21.5 of our articles, the failure of an eligible party of our company to comply with the Act, our articles or, if applicable, any former Companies Act or former articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under Part 21.6 of our articles, we may purchase and maintain insurance for the benefit of any eligible party (or his or her heirs or legal personal representatives of any eligible party) against any liability incurred by any eligible party.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1	Annual information form of the Company for the year ended June 30, 2018, dated September 25, 2018, filed September 25, 2018 (incorporated by reference to Exhibit 99.205 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on October 5, 2018) (File No. 001-38691).

4.2	Audited consolidated financial statements of the Company, and the notes thereto for the years ended June 30, 2018 and 2017, together with the independent auditors’ report thereon, filed September 25, 2018 (incorporated by reference to Exhibit 99.203 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on October 5, 2018) (File No. 001-38691).

4.3	Management’s discussion and analysis of financial condition and results of operations for the year ended June 30, 2018, filed September 25, 2018 (incorporated by reference to Exhibit 99.204 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on October 5, 2018 (File No. 001-38691).

4.4	Unaudited condensed interim consolidated financial statements of the Company and the notes thereto for the three and six months ended December 31, 2018 and 2017, filed February 11, 2019 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Aurora Cannabis Inc. containing such document, filed on February 12, 2019) (File No. 001-38691).

4.5	Management’s discussion and analysis of financial condition and results of operations for the six months ended December 31, 2018, filed February 11, 2019 (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K of Aurora Cannabis Inc. containing such document, filed on February 12, 2019 (File No. 001-38691).

4.6	Material change report dated August 3, 2018 regarding the completion of the acquisition of MedReleaf Corp., filed August 3, 2018 (incorporated by reference to Exhibit 99.170 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on October 5, 2018) (File No. 001-38691).

4.7	Material change report dated August 16, 2018 regarding the completion of the acquisition of Anandia Laboratories Inc., filed August 16, 2018 (incorporated by reference to Exhibit 99.180 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on October 5, 2018 (File No. 001-38691).

4.8	Material change report dated September 10, 2018 regarding the entering into of a $200 million credit facility with Bank of Montreal, filed September 10, 2018 (incorporated by reference to Exhibit 99.190 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on October 5, 2018) (File No. 001-38691).

4.9	Material change report dated September 18, 2018 regarding the entering into of an arrangement agreement for the acquisition of ICC; filed September 18, 2018 (incorporated by reference to Exhibit 99.199 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on October 5, 2018) (File No. 001-38691).

4.10	Material change report dated November 28, 2018 regarding the completion of the acquisition of ICC, filed November 28, 2018.

4.11	Material change report dated December 7, 2018 regarding the appointment of a Chief Science Officer, filed December 7, 2018 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Aurora Cannabis Inc. containing such document, filed on December 10, 2018 (File No. 001-38691).

4.12	Material change report dated January 25, 2019 regarding the completion of our US$345 million offering of 5.5% Convertible Notes (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K of Aurora Cannabis Inc. containing such document, filed on January 28, 2019 (File No. 001-38691).

4.13	Business acquisition report dated April 30, 2018 relating to the acquisition of CanniMed, filed May 2, 2018 (incorporated by reference to Exhibit 99.124 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on October 5, 2018) (File No. 001-38691).

4.14	Business acquisition report dated September 5, 2018 relating to the acquisition of MedReleaf, filed September 17, 2018, excluding the following documents incorporated therein by reference: (i) the material change report of MedReleaf dated May 24, 2018; and (ii) the management information circular of MedReleaf dated August 21, 2017, distributed in connection with the annual general meeting of MedReleaf Shareholders held on September 25, 2017 (incorporated by reference to Exhibit 99.194 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on October 5, 2018) (File No. 001-38691).

4.15	Management information circular of the Company dated October 16, 2018, distributed in connection with the Company’s annual and special meeting of shareholders to be held on November 30, 2018, filed October 24, 2018 (incorporated by reference to Exhibit 99.3 to the Report on Form 6-K of Aurora Cannabis Inc., containing such document, filed on December 4, 2018) (File No. 001-38691).

4.16	Management information circular dated December 8, 2017, in respect of shareholder approval for the common shares issued by the Company pursuant to the take-over bid for CanniMed, filed December 12, 2017 (incorporated by reference to Exhibit 99.69 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on October 5, 2018) (File No. 001-38691).

4.17	Management information circular dated June 18, 2018, in respect of shareholder approval for the common shares issued by the Company pursuant to the acquisition of MedReleaf, filed June 20, 2018, excluding the following documents incorporated therein by reference: (i) the material change report of MedReleaf dated May 24, 2018; and (ii) the management information circular of MedReleaf dated August 21, 2017, distributed in connection with the annual general meeting of MedReleaf Shareholders held on September 25, 2017 (incorporated by reference to Exhibit 99.148 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on October 5, 2018) (File No. 001-38691).

4.18	Annual information form of MedReleaf dated June 18, 2018, for the year ended March 31, 2018, filed June 19, 2018 under MedReleaf’s SEDAR Profile.

4.19	Audited consolidated financial statements of MedReleaf for the year ended March 31, 2018, together with the notes thereto and the independent auditor’s report thereon, filed on June 19, 2018 under MedReleaf’s SEDAR Profile.

4.20	Management’s discussion and analysis of financial condition and results of operations of MedReleaf for the year ended March 31, 2018, filed on June 19, 2018 under MedReleaf’s SEDAR Profile.

5.1	Consent of KPMG LLP.

5.2	Consent of MNP LLP.

5.3	Consent of Deloitte LLP.

5.4	Consent of McMillan LLP.

5.5	Consent of Jenner & Block LLP.

6.1	Powers of Attorney (included on the signature page of this Registration Statement).

7.1	Form of Indenture*

*	To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

Aurora Cannabis Inc. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement, Aurora Cannabis Inc. has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the agent for service of Aurora Cannabis Inc. shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aurora Cannabis Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edmonton, Alberta, Canada, on April 2, 2019.

AURORA CANNABIS INC.

By:	/s/ Terry Booth
Name: Terry Booth
Title: Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Terry Booth and Glen Ibbott, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 2, 2019:

Signature	Title

/s/ Terry Booth	Chief Executive Officer, Director
Terry Booth

/s/ Glen Ibbott	Chief Financial Officer
Glen Ibbott

/s/ Michael Singer	Director, Executive Chairman of the Board of Directors
Michael Singer

/s/ Steve Dobler	Director, President
Steve Dobler

/s/ Adam Szweras	Director
Adam Szweras

/s/ Jason Dyck	Director
Dr. Jason Dyck

/s/ Shan Atkins	Director
Shan Atkins

/s/ Norma Beauchamp	Director
Norma Beauchamp

/s/ Ronald Funk	Director
Ronald Funk

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Aurora Cannabis Inc. in the United States, on April 2, 2019.

PUGLISI & ASSOCIATES

By:	/s/ Donald J.Puglisi
Name: Donald J.Puglisi
Title: Managing Director

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